Registration No. 333-1444

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM S-1
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                           The Collective Investment Funds
                          for which UMB Bank, n.a. is Trustee
                (Exact name of registrant as specified in its charter)

                                         N/A
             (State or other jurisdiction of incorporation or organization)

                                         N/A
               (Primary Standard Industrial Classification Code Number)

                                        N/A
                       (I.R.S. Employer Identification Number)

                  1010 Grand, Kansas City, MO  64141 (816/860-7000)
             (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

           David Miller, Esq.       with copy to:  Norman E. Fretwell
           UMB Bank, n.a.                          Leonard W. Jurden
           1010 Grand                              Watson & Marshall L.C.
           P.O. Box 419226                         1010 Grand, 5th Floor
           Kansas City, MO  64141                  Kansas City, MO  64106
           (816/860-7000)                          (816/842-3132)
          (Name,  address,   including  zip  code,  and  telephone  number,
          including area code, of agent for service)

          Approximate  date of commencement of proposed sale to the public:
          As  soon  as   practicable  after  the  effective  date  of  this
          Registration Statement.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                           Calculation of Registration Fee
           Title of
           each class               Proposed    Proposed
           of                       maximum     Maximum
           securities   Amount to   offering    aggregate    Amount of
           to be        be          price per   offering     registration
           registered   registered  unit<F1>     price        fee<F2>

           Equity       150,000     $68.791070  $10,318,661  $3,558
           Fund

           Debt Fund    75,000      $60.092432  $4,506,932   $1,554

           Total                                             $5,112

          <F1>  The value  of the  units as  of January  31, 1996, the  most recent date on which the units were valued.

          <F2>  Calculated pursuant to Rule 457(b) under the Securities Act.

          Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained in this Registration Statement also relates to Registration Statements Nos. 2-58109, 33-27170 and 33-86470, as amended.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                       Form S-1

                                Cross-Reference Sheet

                                  For Prospectus For

                           The Collective Investment Funds
                                      for which
                              UMB Bank, n.a. is Trustee

           Form S-1 Item:                  Location in Prospectus

           1.   Forepart of the            Cover Page
                Registration Statement
                and Outside Front Cover
                Page of Prospectus

           2.   Inside Front and Outside   Table of Contents, Reports,
                Bank Cover Pages of        Additional Information
                Prospectus

           3.   Summary Information, Risk  Cover page, Summary of the
                Factors and Ratio of       Collective Investment Funds,
                Earnings to Fixed Charges  Summary of the UMB Bank,
                                           Defined Contribution Plan and
                                           Trust, Investment Policies of
                                           Collective Investment Funds -
                                           Market Risks

           4.   Uses of Proceeds           Inapplicable

           5.   Determination of Offering  Cover page, Investment
                Price Policies of the Collective Investment Funds - Valuation of Funds' Assets

           6.   Dilution                   Inapplicable

           7.   Selling Security Holders   Inapplicable

           8.   Plan of Distribution       Cover page

           9.   Description of Securities  Cover page, Summary of the
                to be Registered           Collective Investment Funds,
                                           The Collective Investment
                                           Funds, Investment Policies of
                                           the Collective Investment
                                           Funds, UMB as Trustee of the
                                           Funds

           10.  Interests of Named         Legal Matters
                Experts and Counsel

           11.  Information with Respect   Summary of the Collective
                to the Registrant          Investment Funds, The
                                           Collective Investment Funds,
                                           UMB as Trustee

           12.  Disclosure of Commission   Inapplicable
                Position on
                Indemnification for
                Securities Act
                Liabilities

                                UNITS OF PARTICIPATION
                         UMB BANK COLLECTIVE INVESTMENT FUNDS

          This Prospectus offers Units of Participation ("Units") in three separate Collective Investment Funds (the "Funds" and individually a "Fund") that have been established and are maintained by the Trust Department of UMB Bank, n.a. ("UMB") to provide investment mediums for retirement plans utilizing the UMB Bank Defined Contribution Plan and Trust and other qualified retirement plans for which UMB is Trustee. The Units are only offered to such plans. THIS PROSPECTUS MAY ONLY BE USED WITH PART TWO AND SHOULD BE RETAINED FOR FUTURE REFERENCE. Units are available in the following Funds (SEE INVESTMENT POLICIES OF THE INVESTMENT FUNDS).

          FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS (THE "POOLED EQUITY FUND"). The primary objective of the Pooled Equity Fund is growth in value of units of the Fund through investments in equity securities and the reinvestment of income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

          FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS (THE "POOLED DEBT FUND"). The primary objective of the Pooled Debt Fund is stability in the value of underlying assets through investment in good quality fixed income obligations, such as those classified as A rated or better by standard rating services, and growth in unit values through the reinvestment of investment income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

          POOLED INCOME FUND FOR EMPLOYEE TRUSTS (THE "POOLED INCOME FUND"). The primary objective of the Pooled Income Fund is to provide a high degree of liquidity through the investment of funds in short-term fixed income obligations. Unit value growth is determined by the level of short-term interest rates from time to time as income is reinvested. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

          The Units of a Fund are offered at a price that is calculated by dividing the market value of all the assets in the Fund including cash, if any, less liabilities at the close of business on the valuation date by the total number of outstanding Units of that Fund on the valuation date (the date on which a participating plan may invest in a Fund). No discounts or commissions are paid as a result of the sale of the Units.

          This Prospectus also describes the investment of assets of a retirement plan that utilizes the UMB Bank Defined Contribution Plan and Trust (a "DC Plan") in one or more of the Funds, the right of an individual participant to elect to direct the investment of assets in such participant's account number under a DC Plan and distribution of benefits under a DC Plan.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          UNITS OF PARTICIPATION IN THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY UMB BANK, N.A., AND UNITS OF PARTICIPATION ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE RISKS INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE COLLECTIVE INVESTMENT FUNDS ARE NOT REGISTERED AS INVESTMENT COMPANIES UNDER THE INVESTMENT COMPANY ACT OF 1940 AND, THEREFORE, ARE NOT SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT. UNITS ARE NOT "REDEEMABLE SECURITIES" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940.

          There is a market risk inherent in any investment in securities, whether equity, debt or other instruments, and the value of the Funds' investments vary based on many factors. Stock values fluctuate in response to the activities of individual companies and general market conditions. The value of bonds fluctuates based on changes in interest rates and in the credit quality of the issuer (in general, bond prices raise when interest rates fall, and vice versa). In addition, the prices of securities may fluctuate because of other market conditions, economic factors, governmental fiscal and monetary policy, and other reasons that cannot be anticipated and are out of the control of the Trustee. Accordingly, there can be no assurance that the objectives of a Fund will be achieved, and at the time Units in a Fund are withdrawn by reason of a change in the investment in a Participant's Account, the payment of benefits, or the withdrawal of voluntary contributions, the value of such Participant's interest may be more or less than the amount contributed to Participant's Account.

          No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not be legally made.

          INVESTORS ARE ADVISED TO CONSULT WITH AN ATTORNEY OR TAX ADVISOR REGARDING THE REQUIREMENTS FOR ESTABLISHING A RETIREMENT PLAN AND TRUST AND INVESTING IN THE UMB COLLECTIVE INVESTMENT FUNDS AND THE TAX CONSEQUENCES THEREOF.

                            UMB Bank, National Association
                                   Trust Department
                            1010 Grand Avenue - Box 419692
                          Kansas City, Missouri  64141-6692
                                    (816) 860-7474

                    This Prospectus Is Dated _______________, 1996


                (The remainder of this page intentionally left blank.)

                                  Table of Contents

          Summary of the Collective Investment Funds  . . . . . . . . .   4

          Summary of the UMB Bank Defined
            Contribution Plan and Trust . . . . . . . . . . . . . . . . . 8

          The Collective Investment Funds . . . . . . . . . . . . . . .  11
               Investment of Participants' Accounts . . . . . . . . . .  11
               Summary of Units of Participation Values . . . . . . . .  11
               Investment Management  . . . . . . . . . . . . . . . . .  12
               Brokerage of Securities Transactions . . . . . . . . . .  12

          Investment Policies of the Collective Investment Funds  . . .  13
               Investment Objectives  . . . . . . . . . . . . . . . . .  13
               Market Risks . . . . . . . . . . . . . . . . . . . . . .  13
               Valuation of Funds' Assets . . . . . . . . . . . . . . .  13
               Turnover Rates . . . . . . . . . . . . . . . . . . . . .  14

          UMB as Trustee of the Funds . . .   . . . . . . . . . . . . .  14

          UMB Bank Defined Contribution Plan and Trust  . . . . . . . .  16
               Definitions of Certain Terms . . . . . . . . . . . . . .  16
               Adoption of a Plan . . . . . . . . . . . . . . . . . . .  18
               UMB as Trustee of the Defined Contribution Plan and Trust 18
               Plan Administrator . . . . . . . . . . . . . . . . . . .  19
               Participation in the Plan  . . . . . . . . . . . . . . .  19
               Contributions  . . . . . . . . . . . . . . . . . . . . .  19
               Restrictions on Investments  . . . . . . . . . . . . . .  20
               Vesting of Participant's Interest  . . . . . . . . . . .  20
               Benefits . . . . . . . . . . . . . . . . . . . . . . . .  20
               Amendment and Termination  . . . . . . . . . . . . . . .  21
               Resignation, Removal and Succession of Trustee . . . . .  22
               Taxes, Expenses and Fees . . . . . . . . . . . . . . . .  22
               Litigation . . . . . . . . . . . . . . . . . . . . . . .  23
               Limitation of Liability of Trustee . . . . . . . . . . .  23

          Federal Income Tax Consequences of UMB
            Defined Contribution Plan and Trust . . . . . . . . . . . .  23

          Other Tax Consequences  . . . . . . . . . . . . . . . . . . .  24
               Penalty Taxes  . . . . . . . . . . . . . . . . . . . . .  24
               State Tax Consequences . . . . . . . . . . . . . . . . .  25

          Reports. . . . . .  . . . . . . . . . . . . . . . . . . . . .  25

          Legal Matters. . . . .  . . . . . . . . . . . . . . . . . . .  25

          Additional Information  . . . . . . . . . . . . . . . . . . .  25

          Recommendation to Consult Advisors  . . . . . . . . . . . . .  26

          Table of Contents to Financial Statements . . . . . . . . . . F-1

                      SUMMARY OF THE COLLECTIVE INVESTMENT FUNDS

          The Collective Investment Funds are trusts that have been established by UMB, which is also Trustee of the Funds, for the purpose of providing investment mediums for certain qualified retirement plans. There are three Funds, the investment objectives of which are as follows:

          FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS. The primary objective of the Pooled Equity Fund, which was created by UMB in 1955, is growth in value of units of the Fund through investments in equity securities and the reinvestment of income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. SEE INVESTMENT POLICIES OF THE COLLECTIVE INVESTMENT FUNDS.

          FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS. The primary objective of the Pooled Debt Fund, which was created by UMB in 1955, is stability in the value of underlying assets through investment in good quality fixed income obligations, such as those classified as A rated or better by standard rating services, and growth in unit values through the reinvestment of investment income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. SEE INVESTMENT POLICIES OF THE COLLECTIVE INVESTMENT FUNDS.

          POOLED INCOME FUND FOR EMPLOYEE TRUSTS. The primary objective of the Pooled Income Fund, which was created by UMB in 1974, is to provide a high degree of liquidity through the investment of funds in short-term fixed income obligations. Unit value growth is determined by the level of short-term interest rates from time to time as income is reinvested. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. SEE INVESTMENT POLICIES OF THE COLLECTIVE INVESTMENT FUNDS.

          The assets of each of the Funds are managed by UMB as Trustee. UMB charges against the assets of each plan under the UMB Bank Defined Contribution Plan and Trust certain fees which are set forth in a schedule published from time to time by UMB. No start-up fees are charged new participants under a plan. More detailed information concerning fees for specific transactions under a plan is set forth under SUMMARY OF THE UMB DEFINED CONTRIBUTION PLAN AND TRUST and TAXES, EXPENSES AND FEES. All fees payable in connection with a plan are subject to change.

          Except for withdrawal of voluntary contributions (SEE EMPLOYEE NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS) the methods described under Benefits are the only means by which a participant may redeem or receive benefits from a participant's account under a plan.

          NOTWITHSTANDING THE RESPECTIVE INVESTMENT OBJECTIVES IN THE THREE SEPARATE FUNDS, UMB, AS TRUSTEE, HAS BROAD DISCRETION IN THE INVESTMENT OF THE ASSETS IN THE FUNDS, AND IS NOT PROHIBITED BY THE UMB BANK DEFINED CONTRIBUTION PLAN AND TRUST, FROM CONCENTRATING THE ASSETS OF A FUND IN SECURITIES OF ONE ISSUER OR ONE INDUSTRY, PURCHASING SECURITIES ON MARGIN, MAKING SHORT SALES, TRADING IN COMMODITIES, PURCHASING THE SECURITIES OF NEW ENTERPRISES OR ENGAGING IN VARIOUS INVESTMENT PRACTICES WHICH ARE NOT SPECIFICALLY SET FORTH IN THIS PROSPECTUS.

                            SELECTED FINANCIAL INFORMATION

          The historical performance of the Pooled Equity Fund, the Pooled Debt Fund, and the Pooled Income Fund is set forth below for the periods indicated. The tables contain selected data per unit of participation (unit) for each Fund based on the annual average number of Units outstanding for each of the five years presented in the tables. Information in these tables should be read in conjunction with the financial statements for the three years ended October 31, 1995 and the related notes thereto as set forth in part two of this Prospectus. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

                FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
                    SELECTED FINANCIAL INFORMATION (PER UNIT)<F1>

                            for the years ended October 31,
                             1991       1992       1993       1994        1995
      Investment          $   1.68  $    1.48   $   1.52   $   1.71     $  2.26
      income

      Expenses                 .01        .01        .01        .01         .01
      Net investment          1.67       1.47       1.51       1.70        2.25
      income

      Net realized and        7.73       1.99       4.09       1.80        5.70
      unrealized gain
      on investments

      Net increase in         9.40       3.46       5.60       3.50        7.95
      unit value
      Unit value:            34.41      43.81      47.27      52.87       56.37
      Beginning of
      year

      End of year         $  43.81   $  47.27   $  52.87   $  56.37    $  64.32

      Ratio of               0.02%      0.01%      0.02%      0.01%       0.01%
      expenses to
      average
      participants'
      interest<F2>

      Ratio of net           4.12%      3.22%      2.95%      3.12%       3.74%
      investment
      income to
      average
      participants'
      interest<F2>

      Ratio of net          18.73%      4.33%      8.17%      3.31%       9.32%
      realized and
      unrealized gain
      on investments
      to average
      participants'
      interest<F2>

      Ratio of net          22.85%      7.55%     11.12%      6.43%      13.06%
      increase from
      investment
      activities to
      average
      participants'
      interest<F2>

      Number of units    2,929,830  3,441,145  4,007,990  4,117,128   4.082,250
      outstanding at
      end of year

          <F1>
          All per unit information has been adjusted to reflect the 5 for 1 unit split that took place during the quarter ended July 31, 1994.

          <F2>
          Participants' interest is the total net assets of the Fund.

                 FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                    SELECTED FINANCIAL INFORMATION (PER UNIT)<F1>

                               For the year ended October 31,
                           1991       1992        1993         1994      1995

      Investment         $  3.57    $  3.56    $   3.68     $   3.39   $   3.33
      income

      Expenses               .01        .01         .01          .01        .01
      Net investment        3.56       3.55        3.67         3.38       3.32
      income

      Net realized          2.01       1.09        1.74       (5.23)       3.82
      and unrealized
      gain (loss) on
      investments

      Net increase          5.57      4.64         5.41      (1.85)        7.14
      (decrease) in
      unit value

      Unit value:          37.26      42.83       47.47        52.88      51.03
        Beginning of
      year
        End of year      $ 42.83    $ 47.47     $ 52.88      $ 51.03   $  58.17

      Ratio of             0.01%      0.01%       0.01%        0.01%      0.01%
      expenses to
      average
      participants'
      interest<F2>

      Ratio of net         8.90%      7.85%       7.31%        6.53%      6.12%
      investment
      income to
      average
      participants'
      interest<F2>

      Ratio of net         5.31%      2.44%       3.40%     (10.20%)      6.55%
      realized and
      unrealized
      gain (loss) on
      investments to
      average
      participants'
      interest<F2>

      Ratio of net        14.21%     10.29%      10.71%      (3.67%)     12.67%
      increase
      (decrease)
      from
      investment
      activities to
      average
      participants'
      interest<F2>

      Number of        2,695,830  3,014,894   3,386,320    3,148,300  2,825,108
      units
      outstanding at
      end of year

          <F1>
          All per unit information has been adjusted to reflect the 2 for 1 unit split that took place during the quarter ended July 31, 1994.

          <F2>
          Participants' interest is the total net assets of the Fund.

                        POOLED INCOME FUND FOR EMPLOYEE TRUSTS
                      SELECTED FINANCIAL INFORMATION (PER UNIT)

                              For the year ended October 31,
                           1991       1992        1993      1994       1995

      Investment          $  2.49    $  1.71     $  1.41   $   1.73   $   2.67
      income
      Expenses                  -          -           -          -          -

      Net investment         2.49       1.71        1.41       1.73       2.67
      income

      Net realized              -         -            -      (.03)        .05
      and unrealized
      gain (loss) on
      investments
      Net increase in        2.49      1.71         1.41       1.70       2.72
      unit value

      Unit value:           37.38      39.87       41.58      42.99      44.69
        Beginning of
         year
        End of year       $ 39.87    $ 41.58     $ 42.99    $ 44.69   $  47.41

      Ratio of net          6.48%      4.15%       3.32%      3.95%      6.07%
      investment
      income to
      average
      participants'
      interest<F1>

      Ratio of net              -         -            -    (0.10%)      0.12%
      realized and
      unrealized gain
      (loss) on
      investments to
      average
      participants'
      interest<F1>

      Ratio of net          6.48%      4.15%       3.32%      3.85%      6.19%
      increase from
      investment
      activities to
      average
      participants'
      interest<F1>

      Number of units   2,391,427  1,843,063   1,524,863  1,354,317  1,386,619
      outstanding at
      end of year

          <F1>
          Participants' interest is the total net assets of the Fund.

                                       SUMMARY
                                        OF THE
                     UMB BANK DEFINED CONTRIBUTION PLAN AND TRUST

                                    PLAN AND TRUST

          In order to provide certain employers with a means by which they may establish a qualified retirement plan through which the employers may have contributions to such plans invested in the Funds, UMB offers a Retirement Plan ("Plan") and related Trust ("Trust") for adoption by corporations, associations, self-employed individuals and partnerships (each called "Employer"), which has been determined by the Internal Revenue Service to be in compliance with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). SEE UMB BANK DEFINED CONTRIBUTION PLAN AND TRUST. UMB acts as Trustee under a Plan and Trust that has been established by an employer. SEE UMB AS TRUSTEE OF THE DEFINED CONTRIBUTION PLAN AND TRUST. Investments of contributions to a Trust, except contributions to Individually Directed Accounts, shall be made by the Trustee in its absolute discretion and the Trustee may invest contributions in the Pooled Equity Fund, the Pooled Debt Fund and the Pooled Income Fund or any combination thereof. Investment of contributions to an Individually Directed Account is directed by the Participant, and such contributions may be invested in the Pooled Equity Fund, the Pooled Debt Fund, the Pooled Income Fund or in any form of investment not prohibited by ERISA. At the request of a Participant in a Plan and Trust, life insurance or annuity contracts may be purchased for such Participant subject to the limitations and restrictions of the Internal Revenue Code and Regulations promulgated thereunder. SEE INVESTMENT OF PARTICIPANTS' ACCOUNTS AND DEFINITIONS OF CERTAIN TERMS.

                              ADOPTION OF PLAN AND TRUST

          Any Employer may adopt a Plan and Trust by executing an Adoption Agreement designating therein, among other things, (1) the eligibility requirement for employees in terms of age and continuous period of employment, (2) whether the Plan is a pension or profit-sharing plan, (3) the formula for Employer contributions to the Plan, (4) the vesting schedule for Employer contributions, and (5) the allocation of Employer contributions. Adoption of a Plan and Trust establishes a separate Trust for each adopting Employer. SEE ADOPTION OF A PLAN.

                              ADMINISTRATION OF THE PLAN

          The Employer designates a Plan Administrator for purposes of the requirements of ERISA and if no Plan Administrator is designated, the Employer is deemed to be the Plan Administrator. The Plan Administrator determines the eligibility of Employees for participation and benefits, maintains certain records, advises the Trustee regarding payments and individual investment directions of Participants and has the exclusive right to establish such rules and procedures as are reasonably necessary for proper and efficient administration of the Plan. The Plan Administrator is charged with all duties imposed upon an administrator under ERISA. SEE AMENDMENT AND TERMINATION.

                                     THE TRUSTEE

          UMB is the Trustee of a Plan and Trust that has been adopted by an Employer and may not be designated as a Plan Administrator. The Trustee receives contributions made under the Plan and may invest them in its own discretion, unless a Participant elects to direct his own account, in the Pooled Equity Fund, the Pooled Debt Fund, the Pooled Income Fund, or any combination thereof. The Trustee is not responsible for the administration of the Plan or for monitoring the Employer's compliance with the Plan or for the performance of the Plan Administrator. SEE UMB AS TRUSTEE OF THE FUNDS.

          UMB has been a national bank since 1934 and was formerly The City National Bank & Trust Company of Kansas City. It became a wholly owned subsidiary of UMB Financial Corporation in 1969. UMB's total assets as of December 31, 1995 were $2,931,553,000 and as of the same date its deposits were $2,350,211,000 and its total capital accounts were $241,443,000. The Trust Department of UMB maintains several collective funds for trust investment and three separate pooled funds for employee benefit plan investment. The Trust Department of UMB, as of December 31, 1995, managed approximately $8,000,000,000 in assets.

          The Trustee may resign at any time by giving sixty (60) days' prior written notice to the Employer. The Employer may remove the Trustee at any time by giving sixty (60) days' prior written notice to the Trustee. In the event of resignation or removal of the Trustee, the Employer must appoint in writing a successor Trustee and such successor Trustee must evidence its acceptance of the trusteeship in writing. SEE RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE.

                             INVESTMENT OF CONTRIBUTIONS

          Unless a Participant specifically elects, by written notice to the Trustee on a form provided for such purpose, to direct the Trustee to separate the Participant's interest in the Plan in a separate account which is designated an Individually Directed Account, the Trustee will invest all contributions to the Plan in its own discretion. In its discretion the Trustee may invest contributions in any one or more of the Collective Investment Funds. SEE THE COLLECTIVE INVESTMENT FUNDS.

                                    LIFE INSURANCE

          If authorized by the Employer in the Plan and at the request of any Participant, any portion which is less than fifty percent (50%) of the Employer's contribution to such Participant's Account may be applied to the purchase of life insurance or annuity contracts. The Trustee will be the beneficiary of the proceeds of any such life insurance or annuity contract and the owner of all such contracts. Upon the death of a Participant, the Plan Administrator and the Trustee will take appropriate action to procure payment of the proceeds of any such contract to the listed beneficiaries of the Participant. SEE INVESTMENT OF PARTICIPANTS' ACCOUNTS.

                       CHARGES APPLICABLE TO THE PLAN AND TRUST

          Unless otherwise paid by the Employer, the following will constitute charges upon the Trust and will be paid by the Trustee out of the Trust:

               (1) all taxes imposed upon the Trust, the income or assets of the Trust or the Trustee in its capacity as Trustee;
               (2) all expenses incurred by the Trustee in its capacity as Trustee, including attorneys' fees, accountants' fees and other expenses incurred by the Trustee in the performance of its duties in connection with the Trust; and
               (3) fees and other compensation of the Trustee for its services under the Plan.

          Within sixty (60) days after the close of each Plan year, the Trustee will render to the Employer and to the Plan Administrator a written accounting of all charges made upon the Trust during the preceding year, such written accounting to be approved by the Employer. SEE TAXES, EXPENSES AND FEES.

                               FEDERAL TAX CONSEQUENCES

          In computing adjusted gross income for federal income tax purposes, an Employer may deduct the full amount of contributions to the Plan, within the contribution limits of the Plan, on behalf of the Participants who are common-law employees, and such contributions will not be includable in the gross income of the employees. Contributions on behalf of the Participants who are self-employed persons will be includable in gross income, but such a Participant, in computing adjusted gross income, may deduct the Employer's contribution on his behalf up to $30,000 or the percentage contribution limit of the Plan, whichever is less. Amounts distributed from the Trust generally are subject to federal income tax at the time of distribution. However, benefit payments representing a return of Nondeductible Voluntary Contributions are not taxable income. SEE FEDERAL INCOME TAX CONSEQUENCES OF UMB DEFINED CONTRIBUTION PLAN AND TRUST AND OTHER TAX CONSEQUENCES.


                (The remainder of this page intentionally left blank.)

                           THE COLLECTIVE INVESTMENT FUNDS

                         INVESTMENT OF PARTICIPANTS' ACCOUNTS

          Subject to the right of any Participant to elect to direct the investments of his or her Individually Directed Account, including the right to direct the purchase of life insurance, the Trustee manages the investment of all participants' accounts under each separate participating retirement plan in a Fund as a single fund. The assets of each such plan are invested in the Funds, with the debt/equity ratios determined from time to time by the Trustee, often following consultation with or recommendations by the Employer.

          Records   of  the   Participants'   interests  in   the  separate
          participating retirement plans (not to be confused with the Funds) may be maintained either on a "dollars and cents" basis, or on a "shares" basis, whichever the Trustee deems appropriate in each case.

          Where a "shares" basis accounting method is employed, shares are initially created at the value of $1 each. At each subsequent valuation date of the particular retirement plan, the value of each share is determined by dividing the number of outstanding shares of such plan into the total current fair market value of all net assets of the retirement plan. Shares representing benefit payments to be distributed or insurance premiums to be paid as of any pertinent plan valuation date are cancelled as of their value on that valuation date. Similarly, new shares representing additional contributions to be allocated to participants are created at the share value applicable on the pertinent plan valuation date.

          In determining the current fair market value of assets of a particular participating retirement plan, the current unit values of the Funds, as determined by the Trustee, are multiplied by the number of units of participation in a Fund or the Funds owned by the particular plan.

          The regular valuation date for each participating retirement plan is the last business day of the plan year. Additional valuation dates may occur throughout the plan year as necessary or desirable for administrative purposes, including the occurrence of a benefit distribution event and the allocation of voluntary or salary deferral contributions. The additional valuation dates correspond to the last business day of a calendar month.

                       SUMMARY OF UNITS OF PARTICIPATION VALUES

          The table below shows the value at each annual valuation date for the date indicated of a unit of participation in each of the
          Funds:

            Valuation Date   Pooled Equity  Pooled Debt    Pooled
                             Fund<F1>       Fund<F2>       Income Fund

           October 31, 1991  $43.803        $42.829        $39.874

           October 31, 1992  $47.268        $47.463        $41.577

           October 31, 1993  $52.868        $52.876        $42.993

           October 31, 1994  $56.368        $51.030        $44.693

           October 31, 1995  $64.315        $58.165        $47.406

          <F1>
          All per unit information has been adjusted to reflect the 5 for 1 unit split that took place during the quarter ended July 31, 1994.

          <F2>
          All per unit information has been adjusted to reflect the 2 for 1 unit split that took place during the quarter ended July 31, 1994.

                                INVESTMENT MANAGEMENT

          In managing the investments of the Funds, UMB, as Trustee for the Funds, invests and reinvests the assets of the Funds in a manner consistent with the policies described below under "Investment Policies of the Collective Investment Funds." UMB's Trust Department is responsible for the continuing supervision and evaluation of all investment funds. Research, portfolio management, security trading, and statistical review and analysis are carried on by the Trust Department under the supervision of the senior trust investment officer.

          All investments of the Funds in securities are reviewed and approved by the Trust Management and Trust Policy Committees of UMB. These committees are composed of senior bank officers and/or directors. Portfolio managers are provided with specific guidelines with respect to the balance between equity and fixed income securities, diversification of equity investment by industry and by company, and the timing of purchases and sales. The guidelines are prepared by UMB's Trust Department, subject to approval by UMB's Trust Policy Committee.

                         BROKERAGE OF SECURITIES TRANSACTIONS

          The Trust Department of UMB does not act as a broker or dealer in securities transactions. Moreover, as a matter of general policy, no person exercising discretionary investment authority on behalf of UMB is permitted to acquire or dispose of a substantial portion of securities of any issuer at the time such securities are being purchased or sold by or for any of the Funds. It is UMB's general practice to select security brokers on the basis of their ability to provide the best execution on the purchase or sale of portfolio securities for all of the Funds. Fixed income security transactions are normally done on a net basis while commissions are paid for the execution of common stock and convertible security transactions. When executing security transactions requiring commissions, UMB gives consideration to research services provided by brokers and, therefore, does not limit the placing of orders to brokers providing only sales execution services. A portion of these commissions is derived from security transactions for the Funds. Research reports received in exchange for commission business cover a wide variety of subjects ranging from economic and monetary and fiscal policy through reports on specific companies, and such research is used extensively by UMB's analytical group. UMB may cause the Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting the transaction, but only when UMB has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or UMB's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

          In addition to research services and information obtained in connection with specific brokerage transactions as described above, UMB currently has such commission agreements, understandings or both with Bear Stearns & Co.; Paine Webber; Kidder Peabody; Prudential; Rochdale Securities; Standard & Poor's Corporation; Morgan Stanley, Inc.; Broadcort Capital Corp.; Capital Institutional Services, Inc. and Chicago Corp., concerning the providing of statistical reports on economic conditions and reports relative to the investment performance of various money managers and data on selected securities that are considered for purchase in these Funds, all such reports and data having been compiled by third parties. The commissions paid to the companies providing such reports and data aggregate approximately thirty percent (30%) of the total brokerage commissions paid by UMB on an annual basis. Such reports and data are available to UMB in its management of pooled funds as well as all of its other accounts.

                INVESTMENT POLICIES OF THE COLLECTIVE INVESTMENT FUNDS

                                INVESTMENT OBJECTIVES

          The primary investment objective of each of the Funds is summarized forth under SUMMARY OF THE COLLECTIVE INVESTMENT FUNDS. With the exception of the U.S. Government and Federal Agency issues, not more than 10% of the market value of the assets of any Fund is invested in the securities of a particular issuer. UMB, as Trustee, seeks to realize the investment objective of each of the Funds as follows:

          POOLED EQUITY FUND. This Fund is invested in a broadly diversified portfolio of common stocks and convertible securities which is designed to give representation in those segments of industry which UMB feels will grow more rapidly than the economy as a whole. These investments are supplemented from time to time by some exposure to more cyclical industries when deemed appropriate considering the objectives of the Fund. Current yield is not a prime consideration as growth in value is sought through appreciation of capital over a period of years. At such time as economic and other considerations dictate, a significant portion of the Fund may be invested in short-term fixed income obligations.

          POOLED DEBT FUND. This Fund is invested primarily in U.S. government, federal agency and corporate fixed income obligations, mortgages and mortgage participations. In managing the assets of this Fund, consideration is given to the prospective trends in short, intermediate and long-term interest rates, yield differentials between various grades and classifications of securities and attractiveness of discount or premium bonds. Funds awaiting permanent investment or distribution are placed in short-term money market instruments. Capital growth is attained primarily through reinvestment of interest income.

          POOLED INCOME FUND. This Fund is invested in short-term (maturities up to 5 years) fixed income obligations in order to provide maximum current income consistent with ready marketability. Investments may be made in direct or guaranteed obligations of the United States of America or agencies thereof, state or local government agencies, debt securities issued by corporations or other business organizations, including commercial paper, certificates of deposits issued by commercial banks (other than UMB), savings banks or savings and loan associations, other securities or obligations of the type or types commonly known as money-market instruments or liquid guaranteed contracts issued by major insurance companies and are concentrated in those areas which appear most attractive, quality considered. Maturities are staggered to provide liquidity based on historical cash flow considerations. Growth in capital values resulting from reinvested income will vary significantly with changes in short-term interest rates, but fluctuations in capital values are generally minimal by reason of short maturities.

                                     MARKET RISKS

          There is a market risk inherent in any investment in securities, whether equity, debt or other instruments since the prices of securities may fluctuate because of market conditions, economic factors, governmental fiscal and monetary policy, and other reasons that cannot be anticipated and are out of the control of the Trustee. Accordingly, there can be no assurance that the objectives of a Fund will be achieved, and at the time Units in a Fund are withdrawn by reason of a change in the investment in a Participant's Account, the payment of benefits, or the withdrawal of voluntary contributions, the value of such Participant's interest may be more or less than the amount contributed to a Participant's Account.

                              VALUATION OF FUNDS' ASSETS

          The Trustee of the Funds revalues the units of participation of each Fund as of each Fund's valuation date. The last business day of each month is the regular valuation date. The new unit value is computed by determining the market value of all assets of the Fund, including cash, if any, less liabilities, at the close of business on the valuation date, and then dividing that value by the total number of units outstanding on that date.

          On each  valuation date, the  Trustee computes the net  income or loss of each Fund since the last valuation date. All such income is included in the principal value of the Fund and of each outstanding unit. Income is retained in each Fund for reinvestment and is not distributed in cash to each participating retirement plan.

          Any retirement plan participating in the Funds may acquire units of participation in a Fund or may redeem any units it holds on any valuation date at the new unit value. Any plan that is redeeming units must give notice of its intention to do so at least five days in advance of a valuation date.

                                    TURNOVER RATES

          UMB cannot estimate with any reasonable certainty what the annual turnover rate for the assets held by the Funds will be. If the value of withdrawals from a Fund exceeds the value of contributions directed to be invested in such Fund in a given year, that Fund will be required to reduce its holdings (and incur brokerage fees) independent of any sales and purchases made by UMB as Trustee of the Funds in its efforts to achieve the investment objectives of such Fund. In any event, the turnover rate of a Fund will depend upon the extent UMB deems it reasonable and appropriate to dispose of and replace certain of such Fund's investments as a means of achieving its investment objectives.

          The turnover rates of the Pooled Equity Fund, the Pooled Debt Fund and the Pooled Income Fund for the past five fiscal years are shown in the table below.

                                                   Annual Turnover Rates<F1>

                                   1995    1994      1993      1992     1991

      Equities and Convertibles
         in Pooled Equity Fund      30.59% 16.32%     17.85%    8.45%    7.48%

      Marketable Debt in Pooled
        Debt Fund                   20.78% 13.78%     30.80%    18.95%   27.86%

      Pooled Income Fund           743.18% 438.62%   535.24%   613.17%  771.78%

          <F1>
          All turnover rates are calculated as a percentage of market value of assets in the respective Fund. The basic method of calculation of turnover rates is to divide the total sales for a quarter by the average market value for the quarter and then add the four quarterly changes together to obtain the annual turnover rate.

                             UMB AS TRUSTEE OF THE FUNDS

          Regulations of the Comptroller of the Currency prohibit UMB from having any interest in the Funds other than in its capacity as Trustee. Such regulations prohibit UMB from lending money to, selling property to or purchasing property from a Fund except for temporary net cash overdrafts, and no assets of a Fund may be invested in stock or obligations of UMB, except that funds held by UMB as Trustee pending suitable investment or distribution may temporarily be held in time or savings deposits with UMB. UMB cannot purchase securities for the Funds from its own portfolio or trading account. Regulations of the Comptroller of the Currency also prohibit UMB from making any loan on the security of the units of participation.

          Such regulations do not prohibit UMB from investing the assets of any Fund in the securities of issuers which have borrowed funds from UMB's commercial loan division or which maintain deposit or other accounts or otherwise have an ongoing banking relationship with UMB, and UMB may purchase the securities of such issuers for any of the Funds (including securities the proceeds of which may be used, in whole or in part, to repay loans to such issuers from
          UMB). However, in acting as Trustee for the Funds and other fiduciary accounts, the personnel of UMB's Trust Department do not discuss their investment decisions with any personnel of UMB's commercial banking department, and investment decisions for the Funds and other fiduciary accounts are made by the Trust Department solely from the standpoint of the interest of such fiduciary accounts.


                                       UMB BANK

                         DEFINED CONTRIBUTION PLAN AND TRUST

                             DEFINITIONS OF CERTAIN TERMS

          As used in this Prospectus, the following terms shall have the meaning indicated below. These definitions are qualified by reference to the Plan and Trust, which should be consulted for the complete definitions of the terms used therein.

          Account:  a Participant's separate interest in a Trust.

          Break in Service:  (a) For purposes of determining eligibility to become a Participant, each consecutive twelve-month period commencing on the date of commencement of employment during which an Employee has completed five hundred or fewer Hours of Service; and (b) For all other purposes of the Plan, any Plan Year during which the Employee has completed five hundred or fewer Hours of Service and on the last day of which he is not an Employee. Any Plan Year of less then twelve months will be disregarded for purposes of this subsection.

          Code: the Internal Revenue Code of 1986, as amended from time to time.

          Compensation:   the Earned  Income of a  Self-Employed individual
               or, with respect to any Employee other than a Self-Employed individual, as defined by the Employer in its Adoption Agreement. For any Plans and Trust deemed to be top-heavy, only the first $150,000 (as indexed) of a Participant's annual Compensation shall be taken into account for purposes of determining Employer contributions under the Plan.

          Earned Income: the net income from self-employment in the trade or business with respect to which the Plan is established and for which personal services of the individual are a material income-producing factor.

          Effective Date: the first day of the fiscal year of the Employer when the Employer adopts and establishes its Plan, as specified by the Employer in its Adoption Agreement.

          Employee:  any person employed by the Employer in any capacity.

          Employer: the individual proprietor, partnership, association or corporation establishing one or more Plans and Trusts under this basic plan document, and any affiliate thereof which may also, by appropriate action, adopt any such Plan and Trust of the Employer.

          Entry Date: (a) the first day of the Plan Year; and (b) the six-month anniversary of the first day of each Plan Year.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended.

          Fund: one of the three separate Collective Investment Funds in which the Trustee may invest, which are the Fund for Pooling Equity Investments of Employee Trusts (Pooled Equity Fund), the Fund for Pooling Debt Investments of Employee Trusts (Pooled Debt Fund) and the Pooled Income Fund for Employee Trusts (Pooled Income Fund).

          Hour of Service: each hour of service for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

          Net Earnings: the net income or profits of the Employer for each Plan Year as determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting principles, but without any deduction for taxes based on income, or for contributions made by the Employer under the Plan or any other employee benefit plan or employee welfare plan maintained by the Employer.

          Normal Retirement Age: the age specified by the Employer in the Adoption Agreement, but in no event a date later than the 65th birthday of a Participant.

          Nonowner Partner:  a  person who is a partner, but  not an Owner-
               Employee, in the partnership Employer.

          Owner-Employee: any individual who, in the event the employer is a partnership, owns more than 10% of either the capital interest or the profits interest in the business of such partnership, and, in the event the Employer is a sole proprietorship, is the proprietor.

          Participant: any Employee who is eligible to participate and is participating in the Plan of the Employer.

          Permanent   and  Total  Disability:    the  apparently  permanent
               inability of a Participant to continue performance of his theretofore regular duties in a reasonably efficient manner due to physical or mental incapacity that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Plan Administrator.

          Plan:   the profit  sharing plan or  money purchase  pension plan
               established by an Employer in the form of the Plan and Trust including an Adoption Agreement.

          Plan Administrator:  the individual designated by the Employer in its Adoption Agreement (and, if none is designated, then the Employer) who will be charged with the general administration of the Employer's Plan.

          Plan Year:   each consecutive  twelve-month period ending  on the
               date designated by the Employer in its Adoption Agreement, unless it is the first year of the Plan or there is a change in the Plan Year.

          Self-Employed Individual: an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no Net Earnings for the taxable year.

          Plan  Trust:   the trust  fund  held and  administered under  the
               Employer's Plan, consisting of contributions thereto and income therefrom and increments thereon.

          Trustee:   UMB,  or  any  successor  association  or  corporation
               thereto and any successor Trustee appointed according to the Plan, which acts as Trustee of the Plan Trust.

          UMB:  UMB Bank, n.a.

          Valuation Date:   the last business day of the Plan Year and such
               other   days  specified  by  an  Employer  in  its  Adoption
               Agreement.

          Year  of Service:   (a) for  purposes of  determining eligibility
               under the Plan each consecutive twelve-month period commencing on the date of employment during which period an Employee has completed one thousand or more Hours of Service; and (b) for purposes of determining vesting under the Plan, each consecutive twelve-month period of employment with the Employer during which an Employee has completed one thousand or more Hours of Service.

                                  ADOPTION OF A PLAN

          An Employer may adopt a Plan and establish a Trust, subject to acceptance by UMB, by completing and duly executing an Adoption Agreement. The Employer must indicate in the Adoption Agreement whether the Plan is a new Plan or an amendment and continuation of another retirement plan. If the latter, the amendment and continuation must be permitted by the terms and conditions of such other plan, and all assets of that plan must be transferred to UMB, as Trustee of the Plan. Generally, where the predecessor plan was a qualified plan, appointment of UMB as successor Trustee will not have adverse tax consequences to the Employer or to any Participant.

          The Plan provides for election by the Employer concerning the following details of participation, which may differ as between different Employers, and which are stated in the Adoption
          Agreement: (1) the Effective Date of the Plan; (2) the number of months of service required of Employees to be eligible for participation; (3) the vesting schedule for Employer contributions; (4) the amount to be contributed by the Employer on behalf of each Participant, which cannot exceed certain limitations, described below under "Contributions"; (5) whether the Plan is to be a Pension or Profit Sharing Plan; (6) whether participant loans, life insurance, salary deferral contributions and voluntary contributions are authorized; and (7) the allocation of Employer contributions. The Employer is free to amend the Plan to change one or more of such elections although amendments are subject to the general restrictions on amendments of the Plan by an Employer. SEE AMENDMENT AND TERMINATION.

              UMB AS TRUSTEE OF THE DEFINED CONTRIBUTION PLAN AND TRUST

          The Plan gives UMB, as Trustee of the Trust established thereunder, broad powers with respect to the management and disposition of Trust assets. These powers, as more fully set forth in Article 11 of the Plan, include the right to invest and reinvest the assets of the Trust in evidences of indebtedness, evidences of ownership, securities and other personal property and real property as the Trustee shall in its absolute discretion select; purchase life insurance and annuity contracts when directed to do so by the Plan Administrator; to maintain a portion of the assets of the Trust in cash and unproductive of income as it may deem advisable or expedient; to sell, assign, exchange, convey or otherwise transfer, lease, mortgage, encumber, improve, abandon, alter or raze any part or all of the securities or other property of the Trust upon such terms and conditions as in its sole discretion it shall deem to be in the best interest of the Trust; to exercise all the rights with respect to any certificates of stock or other securities held by it as assets of the Trust, including the right to vote all certificates of stock; to sue or defend any suit or legal proceeding by or against the Trust; to acquire and hold any securities or other property of the Trust without disclosing its fiduciary capacity; to employ attorneys, accountants and others, as it may deem advisable in the best interests of the Trust, and to pay their reasonable expenses and compensation out of the
          Trust; to execute and deliver, as Trustee, any and all instruments in writing necessary or proper for the effective exercise of any of the Trustee's powers; to borrow money from others and to advance its own funds to the Trust upon such terms it deems to be in the best interests of the Trust; to determine what is principal and what is income of the Trust and to allocate gains and losses between principal and income; to sell options to purchase the securities held in the Trust; and to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

                                  PLAN ADMINISTRATOR

          ERISA  provides  that  administrators  and  trustees  of  certain retirement plans and trusts are subject to certain fiduciary standards in addition to any standard imposed by instruments establishing a plan or trust. In the case of a Plan under the Plan and Trust, the Plan Administrator will be the Employer for all purposes of ERISA and the Code unless another person is so designated in the Adoption Agreement. ERISA prohibits the Plan Administrators, Employers, Trustees and certain related persons from engaging in certain transactions with the assets of a retirement trust, including, generally, the sale, exchange, lease or loan of property, the furnishing of goods, services or facilities, or the transfer of assets of the trust, to or by such persons. ERISA imposes excise taxes on employers, trustees and other disqualified persons who engage in prohibited transactions with a plan. ERISA also imposes civil liabilities on trustees, administrators and other fiduciaries for violations of the Act's standards and requires the Plan Administrator to make detailed disclosures and reports regarding a plan or trust and its administration.

          UMB will assist Employers and the Plan Administrators in meeting their reporting and disclosure requirements under ERISA by preparing and distributing annually to Participants after the close of the Funds' fiscal year a revised edition of the Prospectus and its accompanying financial statements, and a statement of transactions for each Participant's Account. UMB will also provide such Employers and Plan Administrators with such information regarding the Funds and the Plan as is necessary to enable such persons to meet their statutory responsibilities. However, Employers adopting the Plan should seek the advice of counsel regarding the reporting requirements and other responsibilities and duties to which they may be subject under ERISA.

                              PARTICIPATION IN THE PLAN

          The Plan provides that, subject to certain limitations, each Employee will be eligible to participate in the Plan as of his Entry Date. An Employee becomes eligible to participate, if he is then employed, either on the date the Plan becomes effective, if the Employee has then satisfied the eligibility requirements of the Plan, or the first Entry Date thereafter on which the Employee meets the eligibility requirements of the Plan. If the Employee has a Break in Service before he satisfies the period of employment required by the Plan, months of service before the Break in Service will be disregarded for purposes of determining eligibility during a period of subsequent employment.

                                    CONTRIBUTIONS

          Employer  Contributions.   If the  Employer  establishes a  money
          purchase pension plan, the Employer is required to make contributions on behalf of each Participant, in an amount equal to the percentage of the Participant's Compensation specified in the Adoption Agreement, which may not exceed 25% of total Compensation.

          If the Employer adopts a Profit Sharing Plan, contributions may be made by the Employer on behalf of any Participant in a taxable year of the Employer regardless of whether the Employer has current or accumulated earnings or profits. The Employer's contribution is determined in accordance with the Employer
          Contribution Formula in the Adoption Agreement executed by the Employer which may not exceed 15% of total Compensation.

          An  Employer  may  adopt  more   than  one  Plan,  but  under  no
          circumstances may the total amount allocated to any one Participant exceed 25% of the Participant's Compensation from the Employer or $30,000, whichever is less.

          Employee Nondeductible Voluntary Contributions. If the Employer so elects, each Participant may contribute to the Plan for his own Account, but only through his Employer up to an amount, when added to the allocation otherwise made on behalf of the participant, that does not exceed 25% of the participant's compensation or $30,000, whichever is less. Earnings on voluntary contributions are exempt from federal income tax while held in the Trust. If the Employer elects in its Adoption Agreement, voluntary contributions may be withdrawn as of the last business day of any quarter, after all adjustments required under the Plan have been made, by written notice to UMB, through the Plan Administrator. Voluntary contributions are allocated to a contributing Participant's Account as of the last day of the quarter in which they are received by UMB.

          Salary Deferral Contributions. If the Employer elects, each Participant may reduce his compensation from the Employer in exchange for contribution of that amount to the Plan on behalf of the Participant. Such amounts are not included in the income of the Participant, until received as a distribution from the Plan. If the Employer elects, the Participant may be able to withdraw salary deferral contributions prior to termination of employment upon reaching age 59 or hardship.

                             RESTRICTIONS ON INVESTMENTS

          Although UMB, as Trustee, has broad investment discretion as to how the assets of the Funds are invested, the Plan requires UMB not to invest or reinvest assets of the Funds in securities issued by any Employer which has adopted the Plan. The Plan further specifies that UMB, as Trustee, shall not engage in any transaction of the nature described and prohibited by Section 406 of ERISA including amendments and regulations pertaining thereto. SEE UMB AS TRUSTEE FOR THE PLAN AND TRUST AND UMB AS TRUSTEE FOR THE FUNDS.

                          VESTING OF PARTICIPANT'S INTEREST

          A Participant's right to contributions paid to the Trust under the Plan will become fully vested and nonforfeitable in accordance with the vesting schedule established by the Employer in the Adoption Agreement. The value of a Participant's interest in the Plan may decline due to decreases in value of the investments held in any of the Funds in which contributions made by or on behalf of the Participant are invested. See Market Risks.

                                       BENEFITS

          Except for withdrawal of voluntary contributions or salary deferral contributions (See Contributions), the methods described under this section entitled "Benefits" are the only means by which a Participant may redeem or receive benefits from such Participant's Account.

          Valuation of Participant's Account. The participation of a Participant will cease on the day when his employment by the Employer terminates. Except for Individually Directed Accounts, the aggregate value of all Accounts of a Participant will be determined as of the Valuation Date coincident with or next preceding the distribution of his benefit and shall be designated the Participant's Benefit Amount. For Individually Directed Accounts, the aggregate value of all Accounts of the Participant shall be determined as of the date on which the Trustee distributed the benefits.

          Retirement Benefits. A Participant's Benefit Amount will be paid in the form of a joint and survivor annuity unless one of the following methods of distributions is directed by the Plan
          Administrator at the Participant's request in compliance with conditions set forth in the Plan:

               (1) payment in lump-sum;

               (2)  payment  in  one  or  more  annual   or  more  frequent
               installments.

          Disability Benefits. In the event the Plan Administrator determines that a Participant has suffered Permanent and Total Disability, the Participant will be entitled to a disability benefit. The Participant's Benefit Amount will be distributed by one of the methods described above under "Retirement Benefits," as elected by the Participant, with spousal consent (as applicable).

          Death Benefits-Beneficiaries. A Participant's Benefit Amount will be payable in one lump-sum unless the Beneficiary, in the Beneficiary's discretion, elects another method of distribution. If the Participant is married, the Participant's Benefit Amount will be in the form of a survivor annuity, unless another benefit form has been elected pursuant to the Plan. The Plan provides for the designation by a Participant of one or more beneficiaries, including successive or contingent beneficiaries, and for changes in the designation of beneficiaries from time to time without the consent of a prior beneficiary. The interest in the Account of a Participant given to any beneficiary ceases upon the beneficiary's death. If the Participant dies without designating a beneficiary or if the Participant has designated beneficiaries, but no beneficiary is alive to receive any amount which may become payable to the beneficiary, the interest in the Participant's Account will be paid to the Participant's surviving spouse, or if none, the Participant's children, or if none, the Participant's estate.

          Termination of Service. In the event a Participant's employment with the Employer is terminated for any reason other than retirement, death or disability, the Participant's Benefit Amount shall be paid as follows:

               (1) If the Participant's Benefit Amount does not exceed $3,500, such Participant's Benefit Amount shall be paid in full in a lump-sum within sixty days following the close of the Plan Year during which a termination of service occurred;

               (2) If the Participant's Benefit Amount does exceed $3,500, it shall be distributed by one of the methods described above under "Retirement Benefits," as elected by the Participant, with spousal consent (as applicable).

          Special Rule. Regardless of all information stated above in this section entitled "Benefits," the distribution of the Participant's Benefit Amount to any Participant generally must be commenced upon the Participant attaining the age of 70 years and may be available upon reaching the later of age 59 or Normal Retirement Age under the Plan.

          Assignment of Benefits. The interest of a Participant in a Trust and the right of any person to receive any payment of benefit provided under the Plan cannot be subject to assignment or in any manner be transferable or encumberable, either by voluntary or involuntary actions of a Participant or other person, except for purposes of a Qualified Domestic Relations Order.

                              AMENDMENT AND TERMINATION

          Adoption of the Plan is completely voluntary on the part of the Employer, and the Employer has the right at any time to amend the Plan, to change the person designated as the Plan Administrator and to change the elections made in the Adoption Agreement. SEE ADOPTION OF A PLAN. The Employer may also amend the Plan in other respects and continue the Plan as amended with another trustee or custodian. In such event, UMB, as Trustee, will transfer all assets held under the Plan to such other trustee or custodian.

          Subject to notice requirements that may be imposed by law, UMB has the right to amend the Plan and Trust and, concurrently each retirement plan and trust established in the form of the Plan and Trust shall be automatically amended. However, no such amendment shall become effective until a written copy of the amendment is received by the Employer. Receipt of a written copy of an amendment by an Employer is the only notice necessary prior to the amendment becoming effective.

          No amendment to the Plan, as described above, may be made (except as may be required for the qualification of the Plan and the tax-exempt status of the Trust under the Code) which will (1) give the Employer an interest in, or ownership or control of, any part of the Trust or the assets thereof, (2) make possible the diversion of any part of a Trust for any purpose other than the exclusive benefit of Participant in such Trust, (3) operate to deprive any Participant of benefits previously vested in him or
          (4) change the rights, duties or responsibilities of the Trustee without the consent of the Trustee.

          The Plan will terminate on the date (1) the Plan is terminated by the Employer, if the Employer gives written notice of the termination to the Trustee, (2) the Employer is judicially declared bankrupt or a general assignment is made by the Employer for the benefit of creditors or (3) the Employer loses its identity by dissolution, merger, consolidation or reorganization unless within thirty days thereafter provision in writing consented to by the Trustee is made by the successor to the Employer to continue the Plan and Trust. The Plan will also terminate on the resignation or removal of the Trustee when no successor Trustee has been appointed and accepted the appointment within sixty days after the effective date of the resignation or removal.

          If the Plan is terminated, the Trustee will pay all taxes and expenses thereunder, will pay unpaid installments of any benefit payable in installments in a lump-sum in full, will assign and deliver to Participant's life insurance contracts which have been purchased on their lives and will then distribute the remaining assets of the Trust, or the proceeds thereof in the event of liquidation, to the Participants in the Plan in such proportion as the aggregate value of each Participant's account or accounts bears to the total value of all accounts then outstanding. Participants maintaining Individually Directed Accounts will be entitled to a distribution of the full value of such Individually Directed Account minus the Participant's pro rata share of taxes and expenses.

                    RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

          The Trustee may resign at any time by giving sixty days advance written notice to the Employer. The Employer may remove the Trustee by giving sixty days advance written notice to the
          Trustee.   In  the  event  of the  removal  of the  Trustee,  the
          Employer will appoint a successor trustee in writing and the successor trustee will accept the trusteeship of the Trust in writing.

                               TAXES, EXPENSES AND FEES

          The Plan provides that the following will constitute charges under the Trust and will be paid by the Trustee out of the assets of the Trust unless otherwise paid by the Employer: (1) all taxes imposed upon the Trust, the Trustee in its capacity as Trustee, or upon the assets or income of the Trust; (2) all expenses incurred by the Trustee in the performance of its duties including attorneys' fees, accountants' fees and other expenses incurred in connection with the Trust; and (3) fees and other compensation of the Trustee for its services hereunder in amounts agreed upon from time to time by the Employer and the Trustee. Within sixty days after the close of each Plan Year, the Trustee will render to the Employer and the Plan Administrator a written accounting of all charges made upon the Trust during the preceding year.

          No taxes are currently imposed upon the Trust, the Trustee in its capacity as Trustee, or upon the assets or income of the Trust. Although the Trustee does not anticipate any taxes being imposed upon the Trust, the assets or income of the Trust or upon itself as Trustee, the Trustee cannot make any assurances that taxes will not be so imposed in the future.

          No specific expenses to be imposed as charges under the Trust are currently anticipated except expenses in connection with providing Plan Participants with annual revised editions of this Prospectus including accompanying financial statements. Although UMB has paid all expenses in connection with preparation of the original Prospectus and the accompanying registration procedure, expenses incurred in connection with annually revised editions of the Prospectus may be allocated pro rata among the Participants' Accounts and the Trust.

          Certain fees are charged in accordance with a schedule which is published from time to time by UMB. The schedule is available upon request and is subject to periodic change.

          All fees are subject to change. In the event the Trustee changes any of the fees, written notice of the effective date of any change is given to the Employer prior to the effective date of the change. Notice of fee changes is not given directly to each Participant.

          The annual fees and specific charges are intended to cover the normal expenses incurred by UMB with respect to management and administration of particular Trust's or Participants' accounts. The Plan permits UMB to charge extraordinary expenses, such as fees of attorneys and accountants, and all taxes properly chargeable to the Trust or Participants' accounts, to the assets of the Trust or such Participants' accounts. Where appropriate, expenses and taxes will be allocated among the Trust' and Participants' accounts with respect to which the expenses and taxes were incurred.

                                      LITIGATION

          UMB is engaged in litigation of various kinds which in its judgment is not of material importance in relation to its total assets. None of the litigation now in progress relates to the Plan and Trust or the Funds.

                          LIMITATION OF LIABILITY OF TRUSTEE

          The Plan provides that the Trustee shall not be liable for action upon any notice, direction, certificate, or other paper or document believed by the Trustee to be genuine and to have been executed by a Participant, the Plan Administrator or the
          Employer, or by a duly authorized person representing the Employer. The Trustee has no duty to investigate the financial condition of any legal reserve life insurance company licensed to do business in the state of Missouri before purchasing any insurance policy or annuity contract.

                           FEDERAL INCOME TAX CONSEQUENCES
                                          OF
                       UMB DEFINED CONTRIBUTION PLAN AND TRUST

          A principal motive for the establishment of a retirement plan and trust is the favorable tax consequence which may be obtained thereby. UMB has received a favorable opinion from the Internal Revenue Service for the Plan and Trust, as amended, identified by IRS Serial Nos. C221418a, C221419a, C221420a, C221421a, C321422a,
          C321423a, C321424a and C321425a. A Plan duly adopted by an Employer in the form of the Plan and Trust will be in a form so as to be eligible to qualify under Section 401 of the Code so long as the Employer observes the provisions and eligibility requirements thereof.

          The following is a brief and necessarily incomplete description of the more important tax consequences of the Plan and Trust:

               (1) An Employer in computing its adjusted gross income for federal income tax purposes may deduct the full amount of its contributions to the Plan, within the contribution limits of the Plan and the Internal Revenue Code, on behalf of Participants who are common-law Employees, and such contributions will not be includable in the gross income of such Employees. Contributions on behalf of Participants who are self-employed persons will be includable in gross income, but a Participant, in computing adjusted gross income, may deduct the Employer's contribution to the Plan on his behalf up to the lesser of $30,000 or the amount determined by applying the percentage contribution limitations prescribed in the Plan and the Internal Revenue Code. Generally, benefit payments from the assets of the Trust are subject to income taxation at the date of distribution. However, benefit payments representing amounts contributed by a Participant as a Nondeductible Voluntary Contribution on his own behalf, or Employer contributions previously taxed to him, are not taxable income.

               (2) The income earned by a Trust prior to distribution from the Trust is exempt from income tax. Unrelated business income of a Trust, if any, would be subject to tax. UMB does not intend to make an investment which would cause a Trust to incur any unrelated business income tax.

               (3) The transfer by a Participant of all or a portion of his Account from one Fund to another Fund or to another available investment medium should not subject a Participant to federal income tax.

               (4) Lump-sum distributions under the Plan are includable in gross income of the recipient as ordinary income unless made on account of the Participant's (i) death or (ii) separation from service in the case of a common-law employee, (iii) after the Participant's attainment of age 59 , or (iv) disability in the case of a self-employed person. In such cases, if the Participant was born before January 1, 1936, the portion of the lump-sum distribution deemed attributable to participation in the Plan prior to 1974 may be entitled to long-term capital gain treatment. The balance of a lump-sum distribution made on account of the above circumstances is taxable as ordinary income, but may be eligible at the election of the recipient for a special income averaging treatment known as "Five-Year Averaging" (or "Ten-Year Averaging" in the case of a Participant born before January 1, 1936) in the case of the Participant's death or if the Participant participated in the Plan for at least five taxable years prior to the year of distribution. Eligibility for and the computation of the tax under the Five-Year or Ten-Year Averaging treatment is complex but, if applicable, may result in a lower tax. A recipient of a lump-sum distribution should consult with a tax advisor with reference to making an election and computation of the tax.

               (5) Generally, distributions under the Plan (other than certain periodic distributions, distributions required to be made after a Participant reaches age 70 , distributions to correct violations of the nondiscrimination rules of the Code, and certain deemed distributions) may be transferred without current income tax liability to an Individual Retirement Account (IRA) or another qualified retirement plan. A 20% withholding tax will apply to any eligible rollover distribution unless the Trustee transfers such distribution directly to an IRA or another qualified retirement plan. If the Trustee distributes the eligible rollover distribution to the recipient, the Trustee must withhold 20% of the distribution, but the distribution will still qualify for current income tax deferral if the recipient transfers the entire amount of the distribution plus the amount withheld to an IRA or another qualified retirement plan within 60 days after receipt. The recipient may then claim the amount withheld as a credit on the recipient's federal income tax return.

               (6) Distributions of benefits as installment payments are generally subject to income tax under the rules applying to annuities. The Participant has as his cost basis an amount equal to the total amount of his Nondeductible Voluntary Contributions. The cost is spread over the period during which distributions are to be made, and payments received annually in excess of the allowable cost are taxed as ordinary income.

               (7) Distributions received by a Participant prior to age 59 or death or disability may be subject to an excise tax of 10% of the amount of the distribution included in income.

                                OTHER TAX CONSEQUENCES

                                    PENALTY TAXES

          Excise taxes levied as a penalty under ERISA include a 5% cumulative excise tax which is levied against the Employer on any required contributions which the Employer failed to make where the Employer had adopted a pension plan. Unless the default is cured within ninety days of the mailing of a deficiency notice, a further penalty of 100% of the deficiency will be assessed.

                                State Tax Consequences

          State tax consequences vary and may provide different tax treatment for contributions and benefits from that under federal law.

                                       REPORTS

          Within sixty days after the close of each Plan Year the Trustee shall send to the Employer and to the Plan Administrator a written accounting of its administration of the Trust for such Plan year.

                                    LEGAL MATTERS

          The legality of the Units offered hereby will be passed upon for UMB by Watson & Marshall L.C. of Kansas City, Missouri. Members in that firm hold approximately 15,925 shares of UMB Financial Corporation common stock, of which UMB is a wholly owned subsidiary. In addition, UMB or its affiliates may grant loans to members and employees of Watson & Marshall L.C., their related interest and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those rates prevailing at the time for comparable transactions with other persons which, in the opinion of UMB's management, did not involve more than the normal risk of collectibility or present other unfavorable features.

                                ADDITIONAL INFORMATION

               UMB, as Trustee, has filed with the Securities Exchange Commission (the "SEC") a Registration Statement on Form S-1 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Units of Participation in the Funds. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. This material can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Prospectus relating to the contents of any documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

          The Funds and UMB Financial Corporation, the parent of UMB, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports and other information with the SEC. This material can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. UMB Financial Corporation common stock is quoted on the NASDAQ-National Market System and reports and other information concerning UMB Financial Corporation are filed therewith.

                          RECOMMENDATION TO CONSULT ADVISORS

          UMB recommends that each Employer consult with its attorneys, accountants and other appropriate professional advisors regarding the advisability of adopting the Plan and Trust, keeping in mind the legal, tax and financial results to be anticipated. UMB is unable to and does not undertake to render advice concerning such matters.

                                 FINANCIAL STATEMENTS
                                  TABLE OF CONTENTS

                         UMB Bank, N.A. Defined Contribution
                                    Plan and Trust
                      Index to Financial Statements in Form 10-K


                                                                       Page

          Report of Independent Auditors                                F-2

          Fund for Pooling Equity Investments of Employee Trusts

               Financial Statements:
                 Statements of Assets and Liabilities, October 31
                  1995 and 1994                                         F-3
                 Statements of Investments Held, October 31,
                  1995 and 1994                                         F-4
                 Statements of Operations, three years ended
                  October 31, 1995                                     F-15
                 Statements of Participants' Interest, three
                  years ended October 31, 1995                         F-16

          Fund for Pooling Debt Investments of Employee Trusts:

               Financial Statements:
                 Statements of Assets and Liabilities, October 31,
                  1995 and 1994                                        F-17
                 Statements of Investments Held, October 31,
                  1995 and 1994                                        F-18
               Statements of Operations, three years ended
                  October 31, 1995                                     F-29
               Statements of Participants' Interest, three
                  years ended October 31, 1995                         F-30

          Pooled Income Fund for Employee Trusts:

               Financial Statements:
                 Statements of Assets and Liabilities, October 31,
                  1995 and 1994                                        F-31
                 Statements of Investments Held, October 31,
                  1995 and 1994                                        F-32
                 Statements of Operations, three years ended
                  October 31, 1995                                     F-35
                 Statements of Participants' Interest, three
                  years ended October 31, 1995                         F-36

          Notes to Financial Statements for the three years ended
          October 31, 1995                                             F-37

          Report of Independent Auditors

          Board of Directors
          UMB Bank, N.A.

          We have audited the accompanying statements of assets and liabilities and statements of investments held of the Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts of UMB Bank, N.A. as of October 31, 1995 and 1994, and the related statements of operations and participants interest for each of the three years in the period ended October 31, 1995. These financial statements are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts of UMB Bank, N.A. at October 31, 1995 and 1994, and the results of their operations and changes in their participants interest for each of the three years in the period ended October 31, 1995, in conformity with generally accepted accounting principles.


          Ernst & Young LLP

          Kansas City, Missouri
          December 8, 1995

                                               UMB Bank, N.A.
                          Fund for Pooling Equity Investments of Employee Trusts
                                     Statements of Assets and Liabilities

                                                                 October 31,
                                                 1994                        1995

                                          Cost          Market         Cost           Market
          Assets
           Investments:
             Common Stocks                $133,237,643  $171,192,727   $162,051,285   $192,164,903
             Commercial Paper               57,583,776    57,583,776     66,013,975     66,013,975
             Short-Term Money Market         2,765,477     2,765,477      4,140,195      4,140,195
              Fund                        ____________  ____________   ____________   ____________
                                          $193,586,896   231,541,980   $232,205,455    262,319,073
                                          ============  ============   ============   ============

           Interest and dividends                            542,286                       588,697
           receivable
           Receivable for securities
           sold                                               -----                        163,522
                                                         ___________                  ____________
                                                         232,084,266                   263,071,292

           Liabilities
             Audit fee payable                                10,428                        11,187
             Payable for securities
             purchased                                          ----                       508,397
                                                        _____________                 ____________

           Participants' interest,
           equivalent to
             $56.37 per unit on
             4,117,128 units
             outstanding in 1994
             $56.32 per unit on
             4,082,250 units
             outstanding in 1995                        $232,073,838                  262,551,708
                                                        ============                  ============
           See notes to financial statements.

                                                 UMB Bank, N.A.
                             Fund for Pooling Equity Investments of Employee Trusts
                                         Statements of Investments Held

                                                   October 31                            October 31
                                                      1994                                  1995


                                 Number                                Number
                                 of        Cost          Market        of       Cost           Market
                                 Shares                                Shares

     Common Stocks - 1994,
     73.9%; 1995, 73.2%:
     Consumer Nondurables -
     1994, 13.6%; 1995, 8.9%:
       Beverages
       Anheuser-Busch
       Companies, Inc.            48,000   $  2,434,943  $  2,436,000   22,000  $  1,011,042   $  1,452,000
       PepsiCo, Inc.              61,000      1,993,198     2,135,000     ---         ---            ---
                                           ____________  ____________           ____________   ____________
      Total Beverages                      $  4,428,141  $  4,571,000              1,011,042      1,452,000
                                           ____________  ____________           ____________   ____________

      Food:
       Archer Daniels Midland
       Co.                        82,287        380,066     2,355,465   68,250       187,015      1,092,000
       Bob Evans Farms, Inc.      82,000      1,444,625     1,670,750  157,800     2,987,675      2,840,400
       Bordon, Inc.              129,000      2,929,785     1,741,500     ---         ---            ---
       Brinker International       ---          ---           ---      165,000     2,893,375      2,000,625
       Heinz (H.J.) Co.           36,200      1,278,110     1,339,400   20,000       702,200        930,000
       Pioneer Hi-Bred
       International, Inc.        60,000        587,375     2,010,000   20,000       174,667        992,500
                                           ____________  ____________           ____________   ____________
      Total Food                            6,619,961       9,117,115              6,944,932      7,855,525
                                           ____________  ____________           ____________   ____________

       Health Care:
        American Home Products
        Corp.                     31,000      1,075,496     1,968,500   12,000       177,069      1,063,500
       Bard (C.R.), Inc.          90,000      2,263,326     2,205,000  100,000     2,527,246      2,825,000
       Baxter International,
       Bard (C.R.) Inc.           90,000      2,008,410     2,340,000   26,000       384,678      1,004,250
       Bristol Myers Squibb Co.   43,000      1,551,049     2,510,125   48,000     1,862,024      3,660,000
       Community Psychiatric
       Center                      ---          ---           ---      173,000     1,803,525      1,881,375
       Merck and Co., Inc.        72,000        618,891     2,565,000   16,900        36,531        971,750
       Pfizer, Inc.               28,000        186,808     2,075,500     ---         ---            ---
                                           ____________  ____________           ____________   ____________
      Total Health Care                       7,703,980    13,664,125              6,791,073     11,405,875
                                           ____________  ____________           ____________   ____________

      Household Products:
       Clorox Co.                 18,000        812,408       972,000     ---         ---            ---
       Proctor & Gamble Co.       22,176        500,460     1,394,316     ---         ---            ---
       Rubbermaid Inc.            26,000        819,842       715,000   61,500     1,766,804      1,606,688
                                           ____________  ____________           ____________   ____________
      Total Household Products                2,132,710     3,081,316              1,766,804      1,606,688
                                           ____________  ____________           ____________   ____________
      Photography:
       Eastman Kodak Co.          24,000        580,232     1,155,000   16,000       331,686      1,002,000
                                           ____________  ____________           ____________
      Total Consumer Nondurables           $ 21,465,024  $ 31,588,556           $ 16,845,537   $ 23,322,088
                                           ============  ============           ============   ============

      Services - 1994, 9.0%;
      1995, 11.4%:

       Media:
        Donnelly RR & Sons Co.    77,000   $  2,147,162  $  2,406,250        -  $          -   $          -
        Dun and Bradsteet
         Companies, Inc.          39,000      1,948,185     2,286,375   53,000     2,689,275      3,166,750
        Gannett Co., Inc.         52,000      1,505,626     2,496,000   52,000     1,505,626      2,827,500
                                           ____________  ____________           ____________   ____________
      Total Media                             5,600,973     7,188,625              4,194,901      5,994,250
                                           ____________  ____________           ____________   ____________

      Retail:
       American Greetings Corp.        -              -             -  121,000     3,573,439      3,811,500
       Block (H&R), Inc.          18,000        585,465       798,750   14,300       520,878        589,875
       Dillard Department
       Stores, Inc.               93,000      3,141,299     2,464,500  120,000     3,831,368      3,255,000
       Limited, Inc.             118,000      2,487,150     2,183,000  118,000     2,487,150      2,183,000
       Mercantile Stores Co.,
        Inc.                      30,000      1,016,665     1,365,000   30,000     1,016,665      1,346,250
       Rite-Aid Corp.             96,300      1,608,156     2,311,200        -             -              -
       Sear Roebuck and Co.       35,000      1,136,566     1,732,500   26,900       467,127        914,600
       Services Corp.
       International              42,000        621,575     1,118,250        -             -              -
       TJX Companies, Inc.             -              -             -  329,000     4,407,311      4,441,500
       Toys 'R' Us, Inc.          30,000        903,350     1,158,750  126,000     3,312,723      2,756,250
                                           ____________  ____________           ____________   ____________
      Total Retail                           11,500,226    13,131,950             19,616,661     19,297,975
                                           ____________  ____________           ____________   ____________

      Textile and Apparel:
       Bassett Furniture
       Industries                      -              -         -      114,500     2,803,761      2,304,312
       Brown Group, Inc.               -              -         -       81,000     2,264,675      1,113,750
       Stride Rite Corp.          37,000        854,663       513,375  118,000     1,749,713      1,327,500
                                           ____________  ____________           ____________   ____________
      Total Textile and Apparel                 854,663       513,375              6,818,149      4,745,562
                                           ____________  ____________           ____________   ____________

     Total Services                        $ 17,955,862  $ 20,833,950           $ 30,629,711   $ 30,037,787
                                           ============  ============           ============   ============

      Consumer Durables - 1994,
        3.1%; 1995, 2.4%:
      Automotive:
       General Motors Corp.        5,000   $    157,125  $    197,500    5,000  $    157,125   $    218,750
       Genuine Parts Co.          72,000      1,728,760     2,601,000   72,000     1,728,760      2,853,000
                                           ____________  ____________           ____________   ____________
      Total Automotive                        1,885,885     2,798,500              1,885,885      3,071,750
                                           ____________  ____________           ____________   ____________

      Building:
       Black & Decker Corp.       82,000   $  1,386,180  $  2,060,250        -  $         -    $          -
       Masco Corp.               102,000      2,591,502     2,422,500  113,000     2,843,327      3,178,125
                                           ____________  ____________           ____________   ____________
      Total Building                          3,977,682     4,482,750              2,843,327      3,178,125
                                           ____________  ____________           ____________   ____________

     Total Consumer Durables               $  5,863,567  $  7,281,250           $  4,729,212   $  6,249,875
                                           ============  ============           ============   ============
     Capital Goods - 1994,
     13.8%; 1994, 15.6%:
      Aerospace:
       Boeing Co.                 35,000   $  1,246,510  $  1,535,625        -  $          -   $          -
      Electrical Equipment:
       Emerson Electric Co.       30,000        892,425     1,822,500        -             -              -
       General Electric Co.       32,000         97,903     1,564,000   32,000        97,903      2,024,000
                                           ____________  ____________           ____________   ____________
      Total Electrical
      Equipment                                 990,328     3,386,500                 97,903      2,024,000
                                           ____________  ____________           ____________   ____________

      Electronics:
       DOVatron International,
       Inc.                        3,000         30,717        81,000        -             -              -
       Harris Computer Systems
       Corp.                         900         26,172        12,600        -             -              -
       Harris Corp.               18,000        492,018       771,750        -             -              -
       Hewlett-Packard Co.         7,900         79,410       773,212        -             -              -
       Perkin Elmer Corp.         72,000      2,295,526     2,124,000  100,000     3,021,545      3,512,500
       Tandem Computers, Inc.     52,000        578,734       923,000  220,000     2,840,384      2,475,000
                                           ____________  ____________           ____________   ____________
      Total Electronics                       3,502,577     4,685,562              5,861,929      5,987,500
                                           ____________  ____________           ____________   ____________

       Machinery:
        Cooper Industries, Inc.   48,000      2,284,506     1,794,000   48,000     2,284,506      1,620,000
        Deere & Co.                8,000        208,955       573,000        -             -              -
        Dover Corp.               12,000        213,286       666,000        -             -              -
        Gardner Denver
        Machinery, Inc.            1,920         22,342        20,160        -             -              -
        Giddings & Lewis               -              -             -  181,000     2,947,805      2,918,625
        Illinois Tool Works,
         Inc.                     16,000        284,675       720,000        -             -              -
        Snap On, Inc.             63,000      2,180,534     2,000,250   81,000     2,756,664      3,432,375
                                           ____________  ____________           ____________   ____________
      Total Machinery                         5,194,298     5,773,410              7,988,975      7,971,000
                                           ____________  ____________           ____________   ____________

      Office Equipment:
       Automatic Data
       Processing, Inc.           15,000   $    367,463  $    875,625        -  $          -   $          -
       Digital Equipment Corp.    20,300      1,153,854       621,687   20,300     1,153,853      1,096,200
       International Business
       Machines Corp.             33,300      2,271,201     2,480,850   17,000       614,648      1,653,250
       Novell, Inc.              144,000      3,114,000     2,664,000  250,200     4,628,700      4,128,300
       Telxon Corp.               50,000        796,350       650,000        -             -              -
       Xerox Corp.                 5,000        270,446       512,500        -             -              -
                                           ____________  ____________           ____________   ____________
      Total Office Equipment                  7,973,314     7,804,662              6,397,201      6,877,750
                                           ____________  ____________           ____________   ____________


      Miscellaneous:
       Browning-Ferris
       Industries, Inc.           38,000        357,155     1,206,500        -             -              -
       Calgon Carbon Corp.       200,000      2,947,180     2,250,000  297,200     4,057,752      3,380,650
       Chemical Waste
       Management, Inc.          117,000      1,694,130     1,111,500        -             -              -
       Fluor Corp.                21,000        862,050     1,039,500   10,000       410,500        565,000
       Grainger, WW, Inc.              -              -             -   47,000     2,620,017      2,937,500
       Hillenbrand Industry,
       Inc.                            -              -             -  128,000     3,825,797      4,064,000
       Indresco, Inc.                  -              -             -  216,000     2,604,338      3,699,000
       Morrison Knudson Corp.     49,000      1,009,955       765,625        -             -              -
       WMX Technologies, Inc.     83,000      2,120,150     2,438,125  122,000     3,289,825      3,431,250
                                           ____________  ____________           ____________   ____________
      Total Miscellaneous                     8,990,620     8,811,250             16,808,229     18,077,400
                                           ____________  ____________           ____________   ____________

     Total Capital Goods                   $ 27,897,647  $ 31,997,009           $ 37,154,237   $ 40,937,650
                                           ============  ============           ============   ============

     Basic Materials - 1994,
     15.4%; 1995, 13.2%:
     Chemicals:
       Air Products &             22,000   $    578,535  $  1,050,500   22,000  $    578,535   $  1,135,750        Chemicals, Inc.
       Avery Dennison Corp.       24,000        595,170       807,000        -             -              -
       DuPont, (E.I.) De
       Nemours & Co., Inc.        18,000        355,814     1,073,250        -             -              -
       Mallinckrodt Group, Inc.   45,000      1,313,445     1,366,875   87,000     2,557,457      3,023,250
       Monsanto Company           15,000        450,512     1,141,875        -             -              -
       Nalco Chemical Co.         68,000      1,374,941     2,193,000  107,000     2,691,594      3,210,000
                                           ____________  ____________           ____________   ____________
      Total Chemicals                         4,668,417     7,632,500              5,827,586      7,369,000
                                           ____________  ____________           ____________   ____________

      Metal & Mining:
       Aluminum Co. of America     6,000   $    225,187  $    511,500        -  $          -   $          -
       Brush Wellman, Inc.        82,000      1,119,804     1,373,500   67,000       887,765      1,122,250
       Carpenter Technology
       Corp.                      17,000        672,088       960,500        -             -              -
       Cyprus Amax Minerals Co.   39,000        879,165     1,038,375  128,000     3,138,157      3,344,000
                                           ____________  ____________           ____________   ____________
      Total Metal & Mining                    2,896,244     3,883,875              4,025,922      4,466,250
                                           ____________  ____________           ____________   ____________

      Paper & Forestry
      Products:
       International Paper Co.    11,000        284,749       819,500        -             -              -
       Union Camp Corp.           25,000      1,080,990     1,187,500   25,000     1,080,990      1,271,875
       Weyerhaeuser Co.           55,000      1,540,607     2,165,625   59,000     1,690,886      2,603,375
                                           ____________  ____________           ____________   ____________
      Total Paper & Forestry
      Products                                2,906,346     4,172,625              2,771,876      3,875,250
                                           ____________  ____________           ____________   ____________

      Petroleum:
       Amoco Corp.                20,000        355,455     1,267,500   20,000       355,455      1,277,500
       Atlantic Richfield Co.     25,000      2,683,625     2,709,375   25,000     2,683,625      2,668,750
       Baker Hughes, Inc.              -              -             -   90,000     1,827,000      1,766,250
       Dresser Industries, Inc.  126,000      2,445,584     2,677,500  126,000     2,445,584      2,630,250
       Exxon Corp.                22,000        144,215     1,383,250        -             -              -
       Halliburton Co.            20,000        654,064       740,000   20,000       654,064        830,000
       Kerr-McGee Corp.           54,000      2,271,903     2,652,750   54,000     2,271,903      2,976,750
       Mobil Corp.                13,000        146,120     1,118,000        -             -              -
       Phillips Petroleum Co.     35,200        596,545     1,298,000   35,200       596,545      1,135,200
       Schlumberger Ltd.          42,500      2,320,180     2,502,187   24,000     1,212,270      1,494,000
       Shell Transportation &
       Trading Co.                12,000        407,062       856,500        -             -              -
       Texaco, Inc.                    -              -             -   22,000     1,337,235      1,498,750
       USX Marathon Group        147,000      2,579,469     2,774,625  156,000     2,729,634      2,769,000
                                           ____________  ____________           ____________   ____________
      Total Petroleum                        14,604,222    19,979,687             16,113,315     19,046,450
                                           ____________  ____________           ____________   ____________

     Total Basic Materials                 $ 25,075,229  $ 35,668,687           $ 28,738,699   $ 34,756,950
                                           ============  ============           ============   ============
     Transportation - 1994,
     2.8%; 1995, 2.5%:
     Railroads:
       Norfolk Southern Corp.     22,600   $    523,646  $  1,423,800   22,600  $    523,646   $  1,745,850
       Union Pacific Corp.        38,000      1,493,471     1,857,250   26,000       785,751      1,699,750
                                           ____________  ____________           ____________   ____________
      Total Railroads                         2,017,117     3,281,050              1,309,397      3,445,600
                                           ____________  ____________           ____________   ____________

      Trucking:
       Consolidated
       Freightways, Inc.          42,000        537,700       939,750        -             -              -
       Roadway Services, Inc.     10,000        260,163       572,500   56,000     2,519,513      2,506,000
       Yellow Corp.               84,000      1,962,795     1,638,000   50,000     1,161,609        656,250
                                           ____________  ____________           ____________   ____________
      Total Trucking                          2,760,658     3,150,250              3,681,122      3,162,250
                                           ____________  ____________           ____________   ____________

     Total Transportation                  $  4,777,775  $  6,431,300           $  4,990,519   $  6,607,850
                                           ============  ============           ============   ============


    Multibusiness - 1994, 0.6%;
     1995, 0.8%:
     Minnesota Mining &
      Manufacturing Co.          14,000   $    176,011  $    775,250   14,000  $    176,012   $    796,250
     TRW, Inc.                    7,000        324,985       498,750   20,000     1,154,450      1,315,000
                                           ____________  ____________           ____________   ____________
    Total Multibusiness                    $    500,996  $  1,274,000           $  1,330,462   $  2,111,250
                                           ============  ============           ============   ============

    Utilities - 1994, 10.5%;
    1995, 14.0%:
     Communication:
       American Telephone &
       Telegraph Co.              15,500   $    508,178  $    852,500   60,000  $  2,782,585   $  3,840,000
       Bell Atlantic Corp.        42,000      1,469,413     2,199,750   53,000     2,011,824      3,365,500
       BellSouth Corp.            18,000        565,507       958,500        -             -              -
       Comsat Corp.                    -              -             -  155,500     3,043,315      3,090,562
       Southwestern Bell Corp.    26,000        382,095     1,088,750        -             -              -
       Sprint Corp.               41,000      1,009,445     1,347,875   64,000     1,623,200      2,464,000
       US West, Inc.              62,000      2,499,011     2,332,750   72,000     2,862,111      3,447,000
                                           ____________  ____________           ____________   ____________
     Total Communication                      6,433,649     8,780,125             12,323,035     16,207,062
                                           ____________  ____________           ____________   ____________

      Electric:
       Dominion Resources, Inc.   53,200   $  2,207,204  $  1,975,050   75,500  $  3,019,511   $  3,001,125
       Energy Corp.               88,000      2,171,275     2,057,000  118,000     2,840,275      3,363,000
       FPL Group, Inc.            67,000      1,992,922     2,219,375        -             -              -
       Florida Progress Corp.     76,000      2,234,425     2,223,000   76,000     2,234,425      2,517,500
       Scana Corp.                32,500        759,560     1,401,562   99,200     1,763,135      2,517,200
       Texas Utilities Co.        20,550        705,417       670,444   41,000     1,353,375      1,506,750
       Union Electric Co.         12,500        342,875       448,438   12,500       342,875        487,500
                                           ____________  ____________           ____________   ____________
     Total Electric                          10,413,678    10,994,869             11,553,596     13,393,075
                                           ____________  ____________           ____________   ____________

      Natural Gas:
       Mapco, Inc.                38,000      1,712,379     2,075,750   72,000     3,451,979      3,708,000
       Panhandle Eastern Corp.    84,500      1,576,257     1,985,750  132,000     2,522,725      3,333,000
                                           ____________  ____________           ____________   ____________
     Total Natural Gas                        3,288,636     4,061,500              5,974,704      7,041,000
                                           ____________  ____________           ____________   ____________

     Miscellaneous:
       Wisconsin Energy Corp.     15,000        276,450       397,500        -             -              -
                                           ____________  ____________           ____________   ____________

     Total Utilities                       $ 20,412,413  $ 24,233,994           $ 29,851,335   $ 36,641,137
                                           ============  ============           ============   ============

     Finance - 1994, 5.1%; 1995,
      4.4%:
      Banks:
       NBD Bancorp, Inc.          52,000   $  1,581,690  $  1,599,000   48,600  $  1,471,870   $  1,846,800
       Wachovia Corp.             40,000        175,038     1,340,000   10,000        37,350        441,250
                                           ____________  ____________           ____________   ____________
      Total Banks                             1,756,728     2,939,000              1,509,220      2,288,050
                                           ____________  ____________           ____________   ____________

      Finance Companies:                   ____________   ___________           ____________   ____________
       Dean Witter, Discover &
       Co.                        13,660        408,584       527,618        -             -              -
                                           ____________   ___________           ____________   ____________

      Insurance:
       Allstate Corp.                  -              -             -   32,446       524,968      1,192,391
       American International
       Group, Inc.                10,500        547,710       983,063        -             -              -
       AON Corp.                  76,000      2,434,713     2,365,500   83,000     2,644,327      3,413,375
       Cigna Corp.                13,000        589,909       856,375        -             -              -
       Liberty Corp.              85,000      2,201,586     2,241,875   89,000     2,291,820      2,981,500
                                           ____________  ____________           ____________   ____________
      Total Insurance                         5,773,918     6,446,813              5,461,115      7,587,266
                                           ____________  ____________           ____________   ____________

      Miscellaneous:
       American Express Co.       58,000   $  1,191,287  $  1,790,750   40,000  $    811,238   $  1,625,000
       Lehman Brothers
        Holdings, Inc.            11,600        158,613       179,800        -             -              -
                                           ____________  ____________           ____________   ____________
      Total Miscellaneous                     1,349,900     1,970,550                811,238      1,625,000
                                           ____________  ____________           ____________   ____________

     Total Finance                         $  9,289,130  $ 11,883,981           $  7,781,573   $ 11,500,316
                                           ============  ============           ============   ============

    Total Common Stock                     $133,237,643  $171,192,727           $162,051,285   $192,164,903
                                           ============  ============           ============   ============

    COMERCIAL PAPER - 1994,
     24.9%; 1995, 25.2%:
    American Greeting,
    Discount CP, due 11-29-95 $      -    $         -    $        -   $  700,000  $   696,657    $ 696,657
    AT&T Capital Corp.,
    Discount CP, due 11-2-94   2,000,000      1,992,138     1,992,138          -            -            -
    AT&T Capital Corp.,
    Discount CP, due 11-3-94   1,000,000        995,314       995,314          -            -            -
    AT&T Capital Corp.,
    Discount CP, due 11-7/94   2,000,000      1,991,268     1,991,268          -            -            -
    AT&T Capital Corp.,
    Discount CP, due 11-3-95           -              -             -  2,350,000     2,333,344   2,333,344
    AT&T Capital Corp.,
    Discount CP, due 11-14-95          -              -             -  1,500,000     1,485,404   1,485,404
    AT&T Capital Corp.,
    Discount CP, due 11-15-95          -              -             -  1,000,000       997,617     997,617
    AT&T Capital Corp.,
    Discount CP, due 11-21-95          -              -             -  2,000,000     1,981,233   1,981,233
    Anheuser-Busch,
    Discount CP, due 11-9-95           -              -             -  2,000,000     1,990,500   1,990,500
    Bell Atlantic Financial
    Services, Inc., Discount
    CP, due 11-29-94           1,125,000      1,120,150     1,120,150          -             -           -
    BellSouth  Telecommuni-
    cations, Inc., Discount
    CP, due 11-14-94             825,000        821,407       821,407          -             -           -
    Chevron Oil Finance Co.,
    Discount CP, due 11-4-94   2,000,000      1,988,100     1,988,100          -             -            -
    Chevron Oil Finance Co.,
    Discount CP, due 11-8-94   1,935,000      1,924,677     1,924,677          -             -            -
    Chevron Oil Finance Co.,
    Discount CP, due 11-18-94    950,000        944,326       944,326          -             -            -
    Chevron Oil Finance Co.,
    Discount CP, due 11-29-94  1,545,000      1,532,944     1,532,944          -             -            -
    Chevron Oil Finance Co.,
    Discount CP, due 12-6-94   2,000,000      1,983,000     1,983,000          -             -            -
    Chevron Oil Finance Co.,
    Discount CP, due 12-21-94  2,000,000      1,984,737     1,984,737          -             -            -
    Chevron Oil Finance Co.,
    Discount CP, due 1-10-05   2,000,000      1,973,000     1,973,000          -             -            -
    Chevron Oil Finance Co.,
    Discount CP, due 12-1-95           -              -             -  1,000,000       992,963      992,963
    Chevron Oil Finance Co.,
    Discount CP, due 12-1-95           -              -             -    200,000       198,607      198,607
    Chevron Oil Finance Co.,
    Discount CP, due 12-1-95           -              -             -  2,000,000     1,986,700    1,986,700
    Chevron Oil Finance Co.,
    Discount CP, due 12-1-95           -              -             -  2,000,000     1,981,382    1,981,382
    Chevron Oil Finance Co.,
    Discount CP, due 12-6-95           -              -             -  1,000,000       993,033      993,033
    Coca-Cola Company,
    Discount CP, due 11-14-94  1,500,000      1,488,323     1,488,323          -             -            -
    Coca-Cola Company,
    Discount CP, due 11-1-95           -              -             -  2,000,000     1,990,817    1,990,817
    Coca-Cola Company,
    Discount CP, due 11-14-95          -              -             -  2,000,000     1,981,300    1,981,300
    Donnelley, RR, Discount
    CP, due 11-16-95                   -              -             -  1,000,000       995,242      995,242
    Donnelley, RR, Discount
    CP, due 11-20-95                   -              -             -  2,000,000     1,990,183    1,990,183
    DuPont (E.I.) De Nemours
    & Co., Inc., Discount CP,
    due 11-8-94                1,065,000      1,060,148     1,060,148          -             -            -
    DuPont (E.I.) De Nemours
    & Co., Inc., Discount CP,
    due 11-9-94                  500,000        497,986       497,986          -             -            -
    DuPont (E.I.) De Nemours
    & Co., Inc., Discount CP,
    due 11-15-94               1,500,000      1,487,729     1,487,729          -             -            -
    DuPont (E.I.) De Nemours
    & Co., Inc., Discount CP,
    due 11-18-94               2,000,000      1,987,949     1,987,949          -             -            -
    DuPont (E.I.) De Nemours
    & Co., Inc., Discount CP,
    due 11-9-95                        -              -             -  1,500,000     1,496,450    1,496,450
    DuPont (E.I.) De Nemours
    & Co., Inc., Discount CP,
    due 11-10-95                       -              -             -  2,000,000     1,985,850    1,985,850
    DuPont (E.I.) De Nemours
    & Co., Inc., Discount CP,
    due 11-17-95                       -              -             -  2,000,000     1,985,750    1,985,750
    DuPont (E.I.) De Nemours
    & Co., Inc., Discount CP,
    due 11-29-95                       -              -             -  2,000,000     1,989,587    1,989,587
    Exxon Credit Corp.,
    Discount CP, due 11-1-94   2,000,000      1,984,200     1,984,200          -             -            -
    Exxon Credit Corp.,
    Discount CP, due 11-9-94   1,000,000        998,029       998,029          -             -            -
    Exxon Credit Corp.,
    Discount CP, due 11-10-94    575,000        573,944       573,944          -             -            -
    General Mills, Inc.,
    Discount CP, due 11-18-94  2,075,000      2,066,648     2,066,648          -             -            -
    Heinz (H.J.) Co.,
    Discount CP, due 11-23-94  2,000,000      1,983,462     1,983,462          -             -            -
    Heinz (H.J.) Co.,
    Discount CP, due 11-13-95          -              -             -    500,000       496,406      496,406
    IBM Credit Corp.,
    Discount CP, due 12-1-94     950,000        945,456       945,456          -             -            -
    IBM Credit Corp.,
    Discount CP, due 11-3-95           -              -             -  2,000,000     1,995,242    1,995,242
    IBM Credit Corp.,
    Discount CP, due 11-3-95           -              -             -  2,000,000     1,991,102    1,991,102
    IBM Credit Corp.,
    Discount CP, due 11-17-95          -              -             -  2,000,000     1,981,481    1,981,481
    IBM Credit Corp.,
    Discount CP, due 11-28-95          -              -             -  1,000,000       992,717      992,717
    Minnesota Mining &
    Manufacturing Co.,
    Discount CP, due 11-16-94  1,000,000        993,547       993,547          -             -            -
    Mobil Corp., Discount CP,
    due 11-15-94                 500,000        497,822       497,822          -             -            -
    Penney, (J.C.) Funding
    Corp., Discount CP,
    due 11-28-94                 360,000        358,386       358,386          -             -            -
    Penney, (J.C.) Funding
    Corp., Discount CP,
    due 12-6-94                1,500,000      1,490,704     1,490,704          -             -            -
    Penney, (J.C.) Funding
    Corp., Discount CP,
    due 12-9-94                2,000,000      1,987,800     1,987,800          -             -            -
    Penney, (J.C.) Funding
    Corp., Discount CP,
    due 11-14-95                       -              -             -  1,000,000       994,924      994,924
    Penney, (J.C.) Funding
    Corp., Discount CP,
    due 11-20-95                       -              -             -  2,000,000     1,985,750    1,985,750
    Pfizer, Inc.,
    due 11-28-94                 450,000        447,154       447,154          -             -            -
    Philip Morris, Discount
    CP, due 11-3-95                    -              -             -  1,450,000     1,436,731    1,436,731
    Procter & Gamble,
    Discount CP, due 11-22-95          -              -             -  2,000,000     1,982,172    1,982,172
    Procter & Gamble,
    Discount CP, due 12-22-95          -              -             -  1,000,000       990,740      990,740
    Progress Cap, Discount
    CP, due 12-7-95                    -              -             -  1,000,000       992,984      992,984
    Shell Oil Co. Series A,
    Discount CP, due 11-14-95          -              -             -    200,000       199,526      199,526
    Southwestern Bell,
    Discount CP, due 11-4-94     495,000        493,600       493,600          -             -            -
    Texaco, Inc., Discount
    CP, due 11-1-94            1,500,000      1,490,896     1,490,896          -             -            -
    Texaco, Inc., Discount
    CP, due 11-9-94            3,075,000      3,061,127     3,061,127          -             -            -
    Texaco, Inc., Discount
    CP, due 11-18-94           1,000,000        993,788       993,788          -             -            -
    Texaco, Inc., Discount
    CP, due 11-22-94           2,000,000      1,987,018     1,987,018          -             -            -
    Texaco, Inc., Discount
    CP, due 12-16-94           2,000,000      1,984,103     1,984,103          -             -            -
    Texaco, Inc., Discount
    CP, due 1-4-95             2,000,000      1,974,635     1,974,635          -             -            -
    Texaco, Inc., Discount
    CP, due 11-10-95                   -              -             -  3,000,000     2,990,809    2,990,809
    Texaco, Inc., Discount
    CP, due 11-22-95                   -              -             -  1,000,000       995,392      995,392
    Toys 'R' Us, Discount CP,
    due 11-22-94               1,000,000        995,707       995,707          -             -            -
    US West Financial
    Services, Inc., Discount
    CP, due 11-1-95                    -              -             -  1,500,000     1,478,974    1,478,974
    Wal-Mart Stores, Inc.,
    Discount CP, due 11-3-95           -              -             -  2,000,000     1,995,582    1,995,582
    Wal-Mart Stores, Inc.,
    Discount CP, due 11-6-95           -              -             -    275,000       274,695      274,695
    Wal-Mart Stores, Inc.,
    Discount CP, due 11-10-95          -              -             -  2,000,000     1,986,067    1,986,067
    Wal-Mart Stores, Inc.,
    Discount CP, due 11-14-95          -              -             -  1,900,000     1,885,861    1,885,861
    Wal-Mart Stores, Inc.,
    Discount CP, due 12-5-95           -              -             -  1,500,000     1,487,052    1,487,052
    Weyerhaeuser Mortgage
    Co., Discount CP,
    due 11-4-94                1,000,000        995,900       995,900          -             -            -
    Weyerhaeuser Mortgage
    Co., Discount CP,
    due 11-18-94               1,195,000      1,190,030     1,190,030          -             -            -
    Weyerhaeuser Mortgage
    Co., Discount CP,
    due 11-29-94               1,500,000      1,492,942     1,492,942          -             -            -
    Weyerhaeuser Mortgage
    Co., Discount CP,
    due 12-13-94                 829,000        823,682       823,682          -             -            -
    Weyerhaeuser Mortgage
    Co., Discount 11-28-95             -              -             -  3,000,000     2,984,088    2,984,088
    Xerox Corporation,
    Discount CP, due 11-10-95          -              -             -  1,875,000     1,857,577    1,985,484
    Xerox Corporation,
    Discount CP, due 12-12-95          -              -             -  2,000,000     1,985,484    1,857,577
                                            ___________   ___________              ___________  ___________

    Total Commercial Paper                  $57,583,776   $57,583,776              $66,013,975  $66,013,975
                                            ===========   ===========              ===========  ===========

    SHORT-TERMMONEY MARKET FUND
    Fund-1994, 1.2%; 1995,
    1.6%: Short-Term Money                   $2,765,477    $2,765,477               $4,140,195   $4,140,195
    Market Fund of UMB Bank,                 ==========    ==========               ==========   ==========
    N.A.

    Total Investments Held                 $193,586,896  $231,541,980             $232,205,455  262,319,073
                                           ============  ============             ============  ===========

                                 UMB Bank, N.A.
              Fund for Pooling Equity Investments of Employee Trusts
                           Statements of Operations

                                      Year ended October 31,
                                   1993          1994          1995
      Investment income
      Interest                   $  1,476,070  $ 2,176,859   $ 3,855,343
      Dividends                     4,042,302    4,780,224     5,407,364
                                 ____________  -----------   ___________
      Total investment income       5,518,372  6,957,083       9,262,707
      Audit expense                     9,735       10,425        11,184

      Foreign taxes                    20,080       20,851         6,772
                                 ____________  ___________   ___________
      Net investment income         5,488,557    6,925,807     9,244,751

      Realized and unrealized
      gain (loss) on
      investments

      Realized gain on
      investments sold, matured
      or redeemed:
       Proceeds                   528,857,444  649,102,264   725,215,369
       Cost of investments        516,733,002  634,879,985   694,333,687
                                 ____________  ___________   ___________
      Net realized gain on
      investments sold, matured
      or redeemed                  12,124,442   14,222,279    30,881,682
      Other realized gain               2,545       ---           ---
      Unrealized gain (loss) on
      investments:
       Beginning of year           41,739,318   44,825,385    37,955,084
       End of year                 44,825,385   37,955,084    30,113,618
                                 ____________  ___________   ___________
      Net unrealized gain
      (loss) on investments         3,086,067  (6,870,301)   (7,841,466)

      Net realized and
      unrealized gain on
      investments                  15,213,054    7,351,978    23,040,216
                                 ____________  ___________   ___________
      Net increase in net
      assets resulting from
      operations                 $ 20,701,611  $14,277,785   $32,284,967
                                 ============  ===========   ===========

      Total expense as a
      percent of net investment
      income                          00.54%       00.45%         00.19%
                                 ===========   ==========    ===========

     See notes to financial statements.

                                  UMB Bank, N.A.
              Fund for Pooling Equity Investments of Employee Trusts
                         Statements of Participants' Interest

                                                   Year ended October 31,
                                1993                       1994                      1995
                          Units       Amount         Units      Amount         Units      Amount

      Participants'
      interest at
      beginning of year   3,441,145   $162,656,480   4,007,990  $211,892,704   4,117,128  $232,073,838

      From investment
      activities
      Net investment
      income                             5,488,557                 6,925,807                 9,244,751

      Net realized gain
      on investments
      sold, matured or
      redeemed                          12,124,442                14,222,279                30,881,682

      Other realized
      gain                                   2,545                   -----                     -----

      Net unrealized
      gain (loss) on
      investments                        3,086,067              ( 6,870,301)               (7,841,466)
                                      ____________              ____________              ____________

      Net increase from
      investment
      activities                        20,701,611               14,277,785                32,284,967
                                      ____________              ___________               ___________
      From
      participating
      unit transactions
      Issuance of units   1,006,915     50,909,684     765,970    41,462,013     600,575    35,970,886

      Redemption of
      units               ( 440,070)  (22,375,071)   (656,832)  (35,558,664)   (635,453)  ( 37,777,983)
                          __________  ____________   _________  ____________   _________  _____________

      Net increase
      (decrease) from
      participating
      unit transactions     566,845     28,534,613     109,138    5,903,349    ( 34,878)  (  1,807,097)
                          __________  ____________              ____________   ________   _____________

      Participants'
      interest at end
      of year             4,007,990   $211,892,704   4,117,128  $232,073,838   4,082,250  $262,551,708
                          ==========  ============   =========  ============   =========  ============

      Net asset value
      per participating
      unit                               $52.87                    $56.37                    $64.32
                                      ============              ===========               ============

     See notes to financial statements.

                                  UMB Bank, N.A.
                  Fund for Pooling Debt Investments of Employee Trusts
                         Statement of Assets and Liabilities

                                                                October 31,
                                                     1994                        1995
                                               Cost          Market        Cost          Market

      Investments:
       United States Government and
       Agency Obligations                      $ 94,136,736  $ 90,730,464  $ 78,652,888  $ 80,488.586
       Corporate Nonconvertible Securities       67,058,914    63,304,548    79,563,147    80,960,317
       Short-Term Money Market Fund               3,937,550     3,937,550     1,087,960     1,087,960
                                               ____________  ____________  ____________  ____________
                                               $165,133,200   157,972,562  $159,303,995   162,536,863
                                               ============                ============
      Interest receivable                                       2,695,465                   2,655,057
                                                                  ---                         985,699
                                                             ____________                ____________
      Receivable for securities sold                          160,668,027                 166,177,619

      Liabilities
       Audit fee payable                                           10,425                      11,212
       Payable for securities purchased                             ---                     1,843,137
                                                             ____________                ____________

      Participants' interest, equivalent to
       $51.03 per unit on 3,148,300 units
        outstanding in 1994,
       $58.17 per unit on 2,825,108 units
        outstanding in 1995
                                                             $160,657,602                $164,323,270
                                                             ============                ============

     See notes to financial statements.

                                       UMB Bank, N.A.
                   Fund for Pooling Debt Investments of Employee Trusts
                               Statements of Investments Held

                                                            October 31,
                                                       1994                           1995
                                     Value of
                                     Units*      Cost           Market         Cost         Market

      United States Government
      and Agency Obligations -
      1994, 57.4%; 1995, 49.5%
      United States Treasury
      Notes, 7.875%, due
      2/15/96                        1,035,000   $ 1,030,795    $ 1,052,471    $     ---     $     ---
      United States Treasury
      Notes, 7.5%, due 2/29/96         500,000       498,203        506,405          ---           ---
      United States Treasury
      Notes, 7.375%, due
      5/15/96                        2,500,000     2,449,687      2,526,575          ---           ---
      United States Treasury
      Notes, 7.875%, due
      7/31/96                        5,000,000     5,280,469      5,095,300          ---           ---
      United States Treasury
      Notes, 7.875%, due
      7/31/96                        2,700,000        ---            ---         2,851,453     2,744,712
      United States Treasury
      Notes, 8.0%, due 10/15/96      2,500,000     2,498,047      2,553,125      2,498,047     2,555,475
      United States Treasury
      Notes, 7.25%, due
      11/15/96                       1,500,000     1,456,328      1,511,250         ---           ---
      United States Treasury
      Notes, 8.5%, due 5/15/97         750,000       749,883        775,080         ---           ---
      United States Treasury
      Notes, 5.5%, due 7/31/97       1,750,000     1,739,883      1,682,188      1,739,883     1,746,167
      United States Treasury
      Notes, 6.5%, due 8/15/97         565,000       564,801        556,700        564,801       573,125
      United States Treasury
      Notes, 6.0%, due 11/30/97        500,000       495,469        483,750        495,469       503,595
      United States Treasury
      Notes, 6.0%, due 12/31/97      1,500,000     1,448,672      1,449,840      1,448,672     1,511,250
      United States Treasury
      Notes, 8.125%, due
      2/15/98                        3,000,000     2,995,781      3,076,890      2,995,781     3,155,640
      United States Treasury
      Notes, 5.125%, due
      4/30/98                        3,500,000     3,498,327      3,269,210      3,498,327     3,455,165
      United States Treasury
      Notes, 5,125%, due               500,000       499,609        465,000        499,609       493,125
      6/30/98
      United States Treasury
      Notes, 5.25%, due 7/31/98      5,000,000     4,995,650      4,660,950      4,995,650     4,943,750
      United States Treasury
      Notes, 7.125%, due
      10/15/98                       1,500,000     1,493,672      1,489,695         ---           ---
      United States Treasury
      Notes, 5.125%, due
      11/30/98                       1,500,000        ---            ---         1,420,898     1,475,625
      United States Treasury
      Notes, 7.0%, due 4/15/99       2,000,000     1,998,750      1,968,760      1,998,750     2,076,260
      United States Treasury
      Notes, 8.0%, due 8/15/99       9,000,000     8,888,047      9,202,500         ---           ---
      United States Treasury
      Notes, 8.0%, due 8/15/99       5,000,000        ---            ---         4,907,812     5,371,900
      Untied States Treasury
      Notes, 7.5%, due 10/31/99        500,000        ---            ---           494,219       530,000
      United States Treasury
      Notes, 5.5%, due 4/15/00       3,000,000     2,987,656      2,734,680      2,987,656     2,969,070
      United States Treasury
      Notes, 7.75%, due 2/15/01        500,000       491,563        504,065         ---           ---
      United States Treasury
      Notes, 6.25%, due 2/15/03      4,250,000     4,463,420      3,867,500         ---           ---
      United States Treasury
      Notes, 5.75%, due 8/15/03      1,000,000       995,313        872,190         ---           ---
      United States Treasury
      Notes, 5.75%, due 8/15/03      5,250,000        ---            ---         5,092,578     5,177,812
      United States Treasury
      Notes, 5,875%, due
      2/15/04                        1,000,000       918,594        875,000         ---           ---
      United States Treasury
      Notes, 5,875%, due
      2/15/04                        1,625,000        ---            ---         1,519,668     1,612,812
      United States Treasury
      Securities Stripped
      Coupon, 0.0%, due 5/15/98      2,500,000     2,074,925      1,941,400         ---           ---
      United States Treasury
      Securities Stripped
      Coupon, 0.0%, due 2/15/99      1,000,000       815,510        731,880         ---           ---
      United States Treasury
      Securities Stripped
      Coupon, 0.0%, due 8/15/99      1,000,000       788,873        704,060         ---           ---
      United States Treasury
      Securities Stripped
      Coupon, 0.0%, due 8/15/01      3,000,000     2,056,793      1,795,320         ---           ---
      United States Treasury
      Stripped Coupon, 0.0%,
      due 8/15/02                    3,270,000     1,970,879      1,797,486      1,976,324     1,976,324
      Federal Home Loan Bank,
      4.73%, due 12/23/96            1,000,000     1,000,000        955,400         ---           ---
      Federal Home Loan Bank,
      3.0%, due 9/14/98              2,000,000        ---            ---         2,000,000     1,805,000
      Federal Home Loan Bank,
      6.0%, due 9/14/98              2,000,000     2,000,000      1,890,000         ---           ---
      Federal Home Loan Bank,
      6.33%, due 9/28/98             1,000,000        ---            ---         1,000,000     1,001,880
      Federal Home Loan Bank,
      7.26%, due 9/6/01                500,000       497,813        483,125        497,813       530,000
      Federal Home Loan Bank,
      5.44%, due 10/15/03            1,000,000       908,790        835,000        908,790       949,060
      Federal Home Loan
      Mortgage, 7.23%, due             950,000        ---            ---           950,000       979,098
      5/23/05
      Federal Home Loan              1,000,000       998,437        898,130        998,437       999,380
      Mortgage, 6.55%, due
      4/2/03
      Federal National Mortgage
      Association Bonds, 6.20%,
      due 6/17/97                    1,350,000     1,349,271      1,322,190      1,349,271     1,365,525
      Federal National Mortgage
      Association Bonds, 5.1%,
      due 7/22/98                    3,000,000     3,000,938      2,757,180      3,000,938     2,928,750
      Federal National Mortgage
      Association Bonds, 8.7%,
      due 6/10/99                      750,000       750,000        780,938        750,000       816,562
      Federal National Mortgage
      Association Bonds, 8.35%,
      due 11/10/99                   1,600,000     1,590,031      1,643,504      1,590,031     1,733,504
      Federal National Mortgage
      Association Bonds, 6.1%,
      due 2/10/00                      500,000       499,531        465,625        499,531       502,500
      Federal National Mortgage
      Association Bonds, 7.55%,
      due 4/22/02                    1,000,000     1,000,000        976,560      1,000,000     1,075,310
      Federal National Mortgage
      Association Bonds, 6.8%,
      due 1/10/03                      250,000       249,648        231,173        249,648       259,298
      Federal Natinoal Mortgage
      Association Bonds, 5.93%,
      due 9/26/03                    1,000,000     1,000,000        859,000      1,000,000       962,100
      Federal National Mortgage
      Association Bonds, 5.45%,
      due 10/14/03                   1,000,000       999,531        834,690        999,531       948,130
      Federal National Mortgage
      Association Bonds, 5.80%,
      due 12/10/03                   1,000,000       996,875        853,750        996,875       958,750
      Federal National Mortgage
      Association Bonds, 7.65%,
      due 3/10/05                      250,000        ---            ---           249,726       272,890
      Federal National Mortgage
      Association Bonds, 7.76%,
      due 5/5/05                       275,000        ---            ---           275,000       289,328
      Federal National Mortgage
      Association Bonds, 6.35%,
      due 6/10/05                      250,000        ---            ---           245,938       250,548
      Government National
      Mortgage Association
      Pools, 8.5%, due 7/20/01          20,949        21,174         21,154         ---           ---
      Government National
      Mortgage Association
      Pools, 8.5%, due 7/20/01          16,637        ---            ---            16,816        17,195
      Government National
      Mortgage Association
      Pools, 8.5%, due 9/20/01          70,838        70,804         71,531         ---           ---
      Government National
      Mortgage Association
      Pools, 8.5%, due 9/20/01          56,846        ---            ---            56,818        58,751
      Government National
      Mortgage Association
      Pools, 8.5%, due 12/15/01        118,320       115,068        120,438         ---           ---
      Government National
      Mortgage Association
      Pools, 8.5%, due 12/15/01        100,133        ---            ---            97,381       104,307
      Government National
      Mortgage Association
      Pools, 9.0%, due 12/20/01         48,207        48,296         49,596         ---           ---
      Government National
      Mortgage Association
      Pools, 9.0%, due 12/20/01         36,558        ---            ---            36,625        38,161
      Government National
      Mortgage Association
      Pools, 8.0%, due 1/20/02          48,332        45,731         47,949         ---           ---
      Government National
      Mortgage Association
      Pools, 8.0%, due 1/20/02          38,696        ---            ---            36,614        39,690
      Government National
      Mortgage Association
      Pools, 8.25%, due 3/15/02        278,549       277,323        282,953         ---           ---
      Government National
      Mortgage Association
      Pools, 8.25%, due 3/15/02        236,475        ---            ---           235,434       247,764
      Government National
      Mortgage Association
      Pools, 8.0%, due 5/20/02         160,632       153,078        159,313         ---           ---
      Government National
      Mortgage Association
      Pools, 8.0%, due 5/20/02         129,979        ---            ---           123,866       133,325
      Government National
      Mortgage Association
      Pools, 7.5%, due 6/20/02         366,401       332,283        357,061         ---           ---
      Government National
      Mortgage Association
      Pools, 7.5%, due 6/20/02         300,907        ---            ---           272,887       305,417
      Government National
      Mortgage Association
      Pools, 10.5%, due 2/20/03         73,184        73,833         78,039         ---           ---
      Government National
      Mortgage Association
      Pools, 10.5%, due 2/20/03         59,500        ---            ---            60,028        62,513
      Government National
      Mortgage Association
      Pools, 10.0%, due 3/20/03         56,276        56,377         59,706         ---           ---
      Government National
      Mortgage Association
      Pools, 10.0%, due 3/20/03         48,172        ---            ---            48,259        50,276
      Government National
      Mortgage Association
      Pools, 9.5%, due 6/20/03         108,615       107,826        112,941         ---           ---
      Government National
      Mortgage Association
      Pools, 9.5%, due 6/20/03          98,715        ---            ---            97,997       103,091
      Government National
      Mortgage Association
      Pools, 9.5%, due 10/15/08        248,692       245,505        260,883         ---           ---
      Government National
      Mortgage Association
      Pools, 9.5%, due 10/15/08        183,125        ---            ---           180,779       192,835
      Israel State, United
      States Government
      Guaranteed Bond, 5.25%,        1,000,000     1,007,344        931,100      1,007,344       984,000
      due 3/15/98
      Israel State, United
      States Government              1,000,000       994,230        897,000        994,230       963,400
      Guaranteed Bond, 5.25%,
      due 9/15/00*
      Small Business
      Administration Pools,
      5.75%, due 1/1/04                707,775       707,775        658,673         ---           ---
      Small Business
      Administration Pools,
      5.75%, due 1/1/04                636,232        ---            ---           636,232       620,326
      Small Business
      Administration Pools,
      8.2%, due 2/10/05                500,000        ---            ---           499,141       516,250
      Small Business
      Administration Pools,
      7.35%, due 8/1/05                250,000        ---            ---           250,000       253,750
      Small Business
      Administration Pools,
      8.8%, due 8/1/09                 372,659       372,659        347,505         ---           ---
      Small Business
      Administration Pools,
      8.8%, due 8/1/09                 341,782        ---            ---           341,782       367,415
      Small Business
      Administration Pools,
      9.05%, due 9/1/09                508,697       508,697        504,087         ---           ---
      Small Business
      Administration Pools,
      9.05%, due 9/1/09                482,001        ---            ---           482,001       524,176
      Small Business
      Administration Pools,
      9.1%, due 10/1/09                939,084       923,301        931,454         ---           ---
      Small Business
      Administration Pools,
      9.1%, due 10/1/09                859,639        ---            ---           843,856       937,007
      Small Business
      Administration Pools,
      8.85%, due 11/1/09               711,684       711,684        697,895         ---           ---
      Small Business
      Administration Pools,
      8.85%, due 11/1/09               656,237        ---            ---           656,237       708,736
      Small Business
      Administration Pools,
      8.7%, due 12/1/09              1,052,471     1,042,971        991,296         ---           ---
           *
      Small Business
      Administration Pools,
      8.7%, due 12/1/09                958,000        ---            ---           948,500     1,039,430
      Small Business
      Administration Pools,
      8.8%, due 1/1/10                 412,572       412,572        380,211         ---           ---
      Small Business
      Administration Pools,
      8.8%, due 1/1/10                 373,856        ---            ---           373,856       398,156
      Small Business
      Administration Pools,
      9.45%, due 2/1/10                432,934       432,934        407,229         ---           ---
      Small Business
      Administration Pools,
      9.45%, due 2/1/10                409,329        ---            ---           409,329       448,215
      Small Business
      Administration Pools,
      9.5%, due 4/1/10                 717,897       717,449        682,451         ---           ---
      Small Business
      Administration Pools,
      9.5%, due 4/1/10                 659,776        ---            ---           659,363       724,104
      Small Business
      Administration Pools,
      9.65%, due 5/1/10                652,832       652,832        614,886         ---           ---
      Small Business
      Administration Pools,
      9.65%, due 5/1/10                571,730        ---            ---           571,730       633,191
      Small Business
      Administration Pools,
      9.25%, due 6/1/10                587,753       587,753        558,733         ---           ---
      Small Business
      Administration Pools,
      9.25%, due 6/1/10                479,604        ---            ---           479,604       523,968
      Small Business
      Administration Pools,
      8.625%, due 2/1/11               264,838       264,838        265,417         ---           ---
      Small Business
      Administration Pools,
      8.625%, due 2/1/11               256,512        ---            ---           256,512       285,138
      Small Business
      Administration Pools,
      8.95%, due 6/1/11                463,527       463,527        469,176         ---           ---
      Small Business
      Administration Pools,
      8.95%, due 6/1/11                421,308        ---            ---           421,308       454,464
      Small Business
      Administration Pools,
      9.15%, due 7/1/11                635,622       635,622        655,485         ---           ---
      Small Business
      Administration Pools,
      9.15%, due 7/1/11                610,543        ---            ---           610,543       665,491
      Small Business
      Administration Pools,
      8.85%, due 8/1/11                269,949       278,047        273,323         ---           ---
      Small Business
      Administration Pools,
      8.85%, due 8/1/11                253,950        ---            ---           261,569       272,362
      Small Business
      Administration Pools,
      8.6%, due 9/1/11                 207,675       210,790        208,129         ---           ---
      Small Business
      Administration Pools,
      8.6%, due 9/1/11                 199,165        ---            ---           202,153       221,193
      Small Business
      Administration Pools,
      8.25%, due 11/1/11               454,553       454,553        446,456         ---           ---
      Small Business
      Administration Pools,
      8.25%, due 11/1/11               438,748        ---            ---           438,748       473,979
      Small Business
      Administration Pools,
      7.6%, due 1/1/12                 903,362       903,362        868,074         ---           ---
      Small Business
      Administration Pools,
      7.6%, due 1/1/12               1,316,017        ---            ---         1,302,060     1,343,259
      Small Business
      Administration Pools,
      7.4%, due 8/1/12                 940,763       940,763        950,171         ---           ---
      Small Business
      Administration Pools,
      7.4%, due 8/1/12                 906,183        ---            ---           906,183       930,378
      Small Business
      Administration Pools,
      7.05%, due 9/1/12                936,686       936,686        946,346         ---           ---
      Small Business
      Administration Pools,
      7.05%, due 9/1/12                880,335        ---            ---           880,335       869,331
      Small Business
      Administration Pools,
      7.55%, due 11/1/12               477,638       477,638        497,938         ---           ---
      Small Business
      Administration Pools,
      7.55%, due 11/1/12               465,577        ---            ---           465,577       472,561
      Small Business
      Administration Pools,
      7.45%, due 12/1/12               236,322       236,322        248,655         ---           ---
      Small Business
      Administration Pools,
      7.45%, due 12/1/12               228,793        ---            ---           228,793       231,081
      Small Business
      Administration Pools,
      8.15%, due 2/1/15                986,647        ---            ---           986,647     1,035,980
      Alaska State Housing
      Finance Corp., 9.25%, due
      6/1/01                           725,000       728,625        741,675        728,625       738,500
                                     _________   ___________     __________     __________     _________

      Total United States
      Government and Agency
      Obligations                                $94,136,736    $90,730,464    $78,652,888   $80,488,586
                                                ============   ============   ============   ===========

      Corporate Nonconvertible
      Securities - 1994, 40.1%;
      1995, 49.8%:
        Consumer Nondurables -
         1994, 1.9%; 1995, 3.6%:
        Beverages:
         PepsiCo, Inc., 7.625%,
          due 11/1/98                  750,000    $  748,185     $  748,350     $  748,185    $  781,875
        Cosmetics:
         Gillette Co., 6.25%,
          due 8/15/03                2,000,000        ---            ---         1,954,760     1,990,600
        Food:
         Archer Daniels Midland
          Co., 6.25%,
          due 5/15/2003                250,000        ---            ---           247,623       248,225
         Campbell Soup Co.,
          9.0%, due 11/1/97            500,000       498,700        521,550        498,700       529,400
         General Mills, Inc.,
          6.76%, due 2/5/97            500,000       499,250        494,550         ---           ---
         McDonald's Corp.,
          8.75%, due 11/15/00        1,200,000     1,198,032      1,245,000      1,198,032     1,327,812
         Sara Lee Corp., 6.45%,
          due 9/26/05                1,000,000        ---            ---         1,000,000       964,500
                                                  __________     __________     __________    __________
       Total Food                                  2,195,982      2,261,100      4,899,115     5,060,537
                                                  __________     __________     __________    __________
     Total Consumer
      Nondurables                                 $2,944,167     $3,009,450     $5,647,300    $5,842,412
                                                  ==========    ===========     ==========    ==========

      Services - 1994, 4.6%;
       1995, 6.6%:
       Retail:
        Albertson's, Inc.,
         6.18%, due 3-22-00         1,000,000   $ 1,000,000     $  910,500    $ 1,000,000     $ 983,800
        Albertson's, Inc.,
         6.375%, due 6-1-00           825,000       ---             ---           825,000       835,230
        Dillard Department
         Stores, Inc., 8.5%, due
         6-15-96                      500,000       498,325        509,650         ---           ---
        Dillard Department
         Stores, Inc., 6.875%, due
         6-1-05                       825,000        ---            ---           818,252       838,241
        Kmart, 8%, due
         12-13-01                   1,250,000     1,250,000      1,228,375      1,250,000     1,335.750
        Limited, Inc.,
         9.125%, due 2-1-01           500,000       496,450        523,100         ---           ---
        Penney J.C., Inc.,
         5.375%, due 11-15-98       1,000,000       997,180        923,000        997,180       975,300
        Penney J.C., Inc.,
         6.125%, due 11-15-03       2,000,000     1,986,000      1,732,800         ---           ---
        Penney J.C., Inc.,
         6.125%, due 11-15-03       2,500,000        ---            ---         2,444,520     2,452,000
        Wal-Mart Stores,
         Inc., 6.125%, due 10-1-99  1,000,000       979,670        932,400        959,230     1,000,800
        Wal-Mart Stores,
         Inc., 6.5%, due 6-1-03     1,000,000        ---            ---         1,000,500     1,007,700
                                                 ___________      _________    ___________    __________
      Total Retail                                 7,207,625      6,759,825      9,294,682     9,428,821
                                                 ___________      _________    ___________    __________

      Health Care:
       Lilly, Eli & Company,
        6.25%, due 3/15/03            850,000            ---            ---        789,420       853,740
       Pfizer, Inc., 6.5%,
        due 2-1-97                    500,000        499,845        495,000        499,845       504,000
                                  ___________    ___________      _________    ___________    __________

      Total Service                              $ 7,707,470    $ 7,255,225    $10,583,947   $10,786,561
                                                 ===========    ===========    ===========   ===========

      Consumer Durables - 1994,
       2.2%; 1995, 2.0%:
       Building:
        Armstrong World
         Industries, Inc., 8.9%,
         due 12-30-97                  500,000    $  499,500    $   513,050     $   ---       $   ---
        Illinois Tool Works
         Inc., 5.875%, due 3-1-00    2,005,000     2,003,912      1,836,580      2,003,912     1,975,928
        Weyerhaeuser Co.,
         8.53%, due 4-21-97            335,000       335,000        341,398         ---           ---
        Weyerhaeuser Co.,
         8.53%, due 4-21-97            250,000       ---             ---           250,000       257,950
                                                  __________     __________     __________     _________
      Total Building                               2,838,412      2,691,028      2,253,912     2,233,878
                                                  __________     __________     __________     _________

      Furniture:
       Leggett & Platt, Inc.,
        6.1%, due 9-9-03             1,000,000     1,000,000        862,680      1,000,000       961,940
                                                 ___________    ___________    ___________     _________

      Total Consumer Durables                    $ 3,838,412    $ 3,553,708    $ 3,253,912   $ 3,195,818
                                                 ===========    ===========    ===========  ============

      Capital Goods - 1994,
      1.5%; 1995, 0.3%:
        Office Equipment:
          Avery Dennison Corp.,
      8.22%, due 8-15-96               500,000    $  499,885     $  507,300     $  499,885    $  507,750
          IBM Credit Corp.,
      7.25%, due 11-1-02             2,000,000     1,961,127      1,890,000         ---           ---
                                                 ___________    ___________     __________    __________
      Total Capital Goods                        $ 2,461,012    $ 2,397,300     $  499,885    $  507,750
                                                 ===========    ===========     ==========    ==========

      Basic Materials - 1994,
       1.9%; 1995, 2.5%:
       Chemicals:
        DuPont, (E.I.) De
         Nemours & Co., Inc.,
         9.15%, due 4-15-00            250,000    $  244,425        266,550     $  244,425    $  278,900
        DuPont, (E.I.) De
         Nemours & Co., Inc.,
         6.21%, due 10/11/00           500,000        ---            ---           500,000       501,850
        Metals:
         Aluminum Co. of
          America, 5.75%, due
          2-1-01                     1,000,000        ---            ---           970,080       985,000
        Oil and Gas:
         Amoco Canada
          Petroleum Co., 7.25%, due
          12-1-02                      715,000       712,469        681,467        712,469       754,468
         BP America, Inc.,
          8.875%, due 12-1-97        1,000,000       995,600      1,036,300         ---           ---
         Dresser Industries,
          Inc., 6.25%, due 6-1-00      500,000        ---            ---           494,780       500,750
                                                  __________     __________      _________     _________
      Total Oil and Gas                            1,952,494      1,984,317      2,921,754     3,020,968
                                                  __________     __________      _________     _________

      Paper and Forestry
      Products:
       International Paper
        Co., 8.05%, due 3-25-99       1,000,000     1,001,000        989,700      1,001,000     1,056,100
                                                   __________     __________     __________     _________

       Total Basic Materials                       $2,953,494     $2,974,017     $3,922,754    $4,077,068
                                                   ==========     ==========     ==========    ==========


     Transportation - 1994,
      3.2%; 1995, 3.8%:
      Aerospace:
       Boeing Co., 6.35%,
        due 6-15-03                    500,000    $   ---        $   ---        $  499,350    $  500,200
      Railroad:
       Norfolk & Western
        Railway Co., Equip. Trust
        Certificate, 8.125%, due
        11-15-02                     1,320,000     1,291,094      1,318,020      1,291,094     1,457,808
       Southern Railway Co.,
        Equip. Trust Series 1988-
        1, 8.75%, due 10-15-95         500,000       494,860        511,400         ---           ---
       Union Pacific Corp.,
        6.25%, due 3-15-99           1,000,000     1,000,000        932,900      1,000,000     1,000,500
       Union Pacific Corp.,
        7.875%, due 2-15-02          1,000,000     1,000,000        970,600      1,000,000     1,075,700
       Union Pacific
        Railroad Co., Equip.
        Trust No. 2 Series 88,
        9.0%, due 6-15-99              400,000       396,436        421,520        396,436       439,280
       Union Pacific
        Railroad Co., 6.15%,
        due 4-1-03                     750,000        ---            ---           725,520       746,850
                                                 ___________      _________      _________     _________
      Total Railroad                               4,182,390      4,154,440      4,413,050     4,720,138
                                                 ___________      _________      _________     _________

      Trucking:
       Yellow Corporation,
        5.7%, due 10-5-00           1,000,000      1,000,000        892,650      1,000,000       954,610
                                                 ___________     __________      _________     _________

      Total Transportation                        $5,182,390     $5,047,090     $5,912,400    $6,174,948
                                                  ==========     ==========     ==========    ==========

      Utilities - 1994, 21.2%;
       1995, 26.3%:
        Communication:
         American Telephone &
          Telegraph Co., 7.0%, due
          5-15-05                    1,000,000    $   ---        $   ---        $  991,510   $ 1,040,800
         BellSouth Tele-
          Communications, 6.25%,
          due 5-15-03                1,500,000     1,493,355      1,321,875      1,493,355     1,498,200
         Bell Telephone of
          Pennsylvania, 6.125%,
          due 3-15-03                 1,000,000       989,000        880,500        989,000       982,800
         GTE California, Inc.,
          5.625%, due 2-1-01          1,500,000     1,482,885      1,331,550      1,482,885     1,456,500
         GTE California, Inc.,
          6.75%, due 3-15-04          1,850,000     1,793,929      1,665,555      1,793,929     1,862,765
         New York Telephone
          Co., 5.875%, due 9-1-03       700,000       690,585        587,125        690,585       671,790
         Pacific Bell
          Telephone Co., 7.25%,
           due 7-1-02                   750,000       746,962        715,312        746,962       786,900
         Southern New England
          Telephone, 7.0%,
          due 8-15-05                   750,000        ---            ---           742,035       774,000
         Southwestern Bell
          Telephone Co., 6.125%,
          due 3-12-01                   500,000        ---            ---           500,000       492,100
        Southwestern Bell
         Telephone Co., 5.77%,
         due 10-14-03                   500,000       500,000        426,200        500,000       475,000
        Southwestern Bell
         Telephone Co., 5.75%,
         due 9-1-04                   1,000,000       996,430        838,000        996,430       948,800
        United Telephone
         Company of Florida,
         6.25%, due 5-15-03           1,500,000     1,487,925      1,318,050      1,487,925     1,474,350
        US West
         Communications, 6.375%,
         due 10-15-02                   250,000        ---            ---           249,300       250,900
                                                   __________     __________     __________    __________
      Total Communications                         10,181,071      9,084,167     12,663,916    12,714,905
                                                   __________      _________     __________    __________

      Electric:
       Alabama Power Co.,
        6.85%, due 8-1-02              975,000    $  960,375     $  896,318     $  960,375    $  985,433
       Carolina Power & Light,
        5.0%, due 9-15-98            1,500,000     1,497,555      1,364,550      1,497,555     1,453,800
       Delmarva Power & Light
        Co., 7.5%, due 5-1-99        1,000,000       995,140        981,400        995,140     1,038,800
       Duke Power Co., 7.0%,
        due 6-1-00                   2,500,000     2,425,825      2,399,000      2,425,825     2,555,500
       Emerson Electric Co.,
        6.3%, due 11-1-05            1,850,000        ---            ---         1,843,135     1,833,720
       Florida Power & Light
        Company, 5.7%, due 3-5-98    1,000,000     1,000,000        943,000      1,000,000       997,700
       Florida Power & Light
        Company, 5.5%, due 7-1-99    1,000,000       987,500        912,300        987,500       985,000
       Florida Power & Light
        Company, 5.375%,
        due 4-1-00                   1,000,000       997,020        887,400        997,020       977,200
       Georgia Power Co.,
        6.125%, due 9-1-99           1,000,000       983,620        932,500        983,620       996,400
       Idaho Power Co., 6.4%,
        due 5-1-03                   1,500,000     1,497,795      1,330,500      1,497,795     1,495,500
       Kansas City Power &
        Light Co., 5.6%,
        due 3-10-98                    750,000       750,000        707,850        750,000       743,775
       Kansas City Power &
        Light Co., 7.15%,
        due 5-14-99                  1,000,000        ---            ---         1,000,000     1,028,100
       Kansas City Power &
        Light Co., 6.5%,
        due 2-14-00                  1,000,000     1,000,000        938,300      1,000,000     1,004,400
       Kansas City Power &
        Light Co., 6.5%,
        due 1-2-01                   1,000,000     1,000,000        926,200      1,000,000       998,900
       Kansas City Power &
        Light Co., 6.65%,
        due 6-6-02                     950,000        ---            ---           950,000       954,180
       Monogahela Power
        Company, 5.625%,
        due 4-1-00                   2,500,000     2,447,475      2,249,500      2,447,475     2,452,750
       Southern California
        Edison Co., 6.125%,
        due 7-15-97                  2,500,000     2,485,937      2,437,500      2,485,937     2,509,000
       Southern California
        Edison Co., 6.25%,
        due 6-15-03                    250,000       250,000        218,475        250,000       247,000
       Union Electric Co.,
        6.75%, due 10-15-99          1,000,000       995,480        954,000        995,480     1,019,700
                                                 ___________    ___________     __________   ___________
      Total Electric:                             20,273,722     19,078,793     24,066,857    24,276,858
                                                 ___________    ___________     __________   ___________

      Gas:
       Northern Illinois Gas
        Co., 5.5%, due 2-1-97        1,000,000       994,980        966,400        994,980       994,900
       Northwest Natural Gas
        Co., 5.98%, due 12-15-00     1,000,000     1,000,000        887,900      1,000,000       962,000
       Southern California Gas
        Co., 6.5%, due 12-15-97      1,000,000       999,400        978,750        999,400     1,009,500
                                                 ___________    ___________    ___________   ___________
      Total Gas                                    2,994,380      2,833,050      2,994,380     2,966,400
                                                 ___________    ___________    ___________   ___________

      Diversified:
       Baltimore Gas &
        Electric Co., 6.5%,
        due 2-15-03                  1,000,000       988,450        896,900        988,450     1,005,000
       Consolidated Edison
        Co. of New York, 6.625%,
        due 2-1-02                     750,000       742,358        684,375        742,358       757,725
       Pacific Gas &
        Electric Co., 6.25%,
        due 3-1-04                   1,000,000     1,000,000        864,000      1,000,000       974,600
                                                 ___________    ___________     __________    __________
        Total Diversified                          2,730,808      2,445,275      2,730,808     2,737,325
                                                 ___________    ___________     __________    __________

      Total Utilities                            $36,179,981    $33,441,285    $42,455,961   $42,695,488
                                                 ===========    ===========    ===========   ===========

      Finance - 1994, 3.0%;
       1995, 4.1%:
       Chevron Canada Finance
        Ltd., 5.6%, due 4-1-98       1,250,000   $ 1,249,063    $ 1,180,750    $ 1,249,063   $ 1,242,125
       Exxon Capital Corp.,
        7.875%, due 4-15-96            750,000       746,168        761,325        746,168       757,500
       Nynex Capital Funding
        Co., 8.75%, due 12-1-04      2,000,000        ---            ---         1,995,000     2,287,000
       Southwestern Bell
        Capital Corp., 6.65%,
        due 7-14-98                    975,000       975,000        943,313        975,000       989,527
       Southwestern Bell
        Capital Corp. 7.25%,
        due 7-24-00                    500,000       500,000        483,300        500,000       516,700
       Southwestern Bell
        Capital Corp. 6.12%,
        due 3-12-01                    500,000       500,000        454,150         ---           ---
       Texaco Capital, Inc.,
        8.24%, due 10-15-01            500,000       500,500        501,950        500,500       543,500
       U.S. West Capital
        Funding, Inc., 8.0%,
        due 10-15-96                   350,000       327,107        354,865        327,107       356,720
                                                  __________     __________     __________    __________

      Total Finance                               $4,797,838     $4,679,653     $6,292,838    $6,693,072
                                                  ==========     ==========     ==========    ==========

      Other - 1994, 0.6%; 1995,
       0.6%:
       Tambrands, Inc., 4.65%,
        due 1-21-97                   1,000,000   $   994,150    $   946,820    $   994,150   $   987,200
                                                 ___________    ___________    ___________   ___________

      Total Other                                $   994,150    $   946,820    $   994,150   $   987,200
                                                 ===========    ===========    ===========   ===========

      Total Corporate Non-                       $67,058,914    $63,304,548    $79,563,147   $80,960,317
       convertible Securities                    ===========    ===========    ===========   ==========


      Short-Term Money Market
       Fund - 1994, 2.5%; 1995,
       0.7%:
       Short-Term Money Market
        Fund of UMB Bank, N.A.       3,937,550   $ 3,937,550    $ 3,937,550     $   ---       $   ---
       Short-Term Money Market
        Fund of UMB Bank, N.A.       1,087,960      ---            ---           1,087,960     1,087,960
                                                 ___________    ___________    ___________   ___________
      Total Short-Term Money
       Market Fund                               $ 3,937,550    $ 3,937,550    $ 1,087,960   $ 1,087,960
                                                 ===========    ===========    ===========   ===========

      Total Investments Held                    $165,133,200   $157,972,562   $159,303,995  $162,536,863
                                                ============   ============   ============  ============


                                                 UMB Bank, N.A.
                             Fund for Pooling Debt Investments of Employee Trusts
                                            Statement of Operations


                                                                 Year ended October 31,
                                                          1993            1994         1995

      Investment Income
      Interest                                         $11,588,202    $11,260,248  $ 9,951,449
      Audit expense                                          9,785         11,065       11,212
                                                       ___________    ___________  ___________
      Net investment income                             11,578,417     11,249,183    9,940,237
      Realized and unrealized gain (loss) on
      investments
      Realized gain on investments sold, matured or
      redeemed:
        Proceeds                                        94,778,880     63,581,715   64,769,427
        Cost of investments                             93,236,777     63,147,715   64,508,442
                                                       ___________   ____________   __________
      Net realized gain on investments sold, matured
      or redeemed                                        1,542,103        434,000      260,985

      Unrealized gain (loss) on investments:
       Beginning of year                                 7,008,955     10,855,450  (7,160,638)
       End of year                                      10,855,450    (7,160,638)    3,232,868
                                                        __________   ____________  ___________
      Net unrealized gain (loss) on investments          3,846,495   (18,016,088)   10,393,506
      Net realized and unrealized gain (loss) on        __________   ____________  ___________
      investments                                        5,388,598   (17,582,088)   10,654,491
                                                        __________   ____________  ___________
      Net income (decrease) in net assets resulting
      from operations                                  $16,967,015   $(6,332,905)  $20,594,728
                                                       ===========   ============  ===========


      Total expense as a percent of net investment
      income                                                00.08%         00.10%       00.11%
                                                           =======       ========    =========

      See notes to financial statements.

                                                UMB Bank, N.A.
                              Fund for Pooling Debt Investments of Employee Trusts
                                     Statements of Participants' Interest

                                                            Year ended October 31,
                                              1993                       1994                       1995

                             Units        Amount         Units       Amount       Units         Amount

      Participants'
      interest at
      beginning of year    3,014,894  $143,097,026    $3,386,320 $179,056,362   3,148,300   $160,657,602


      From investment
      activities
      Net investment
      income                            11,578,417                 11,249,183                  9,940,237
      Net realized gain
      on investments
      sold, matured or
      redeemed                           1,542,103                    434,000                    260,985
      Net unrealized
      gain (loss) on
      investments                        3,846,495               (18,016,088)                 10,393,506
                                      ____________               ____________                 __________
      Net increase
      (decrease) from
      investment
      activities                        16,967,015                (6,332,905)                 20,594,728
                                      ____________                ___________                ___________

      From participating
      unit transactions

      Issuance of units      821,648    41,580,752       475,749   24,842,643     397,916     21,483,446

      Redemption of
      units                  (45,222)  (22,588,431)     (713,769) (36,908,498)   (721,108)   (38,412,506)
                           _________  ____________   ___________ ____________  __________   ____________

      Net increase
      (decrease) from
      participating unit
      transactions           371,426    18,992,321     (238,020) (12,065,855)   (323,192)   (16,929,060)
                           _________   ___________   ___________ ____________  __________   ____________

      Participants'
      interest at end of
      year                 3,386,320  $179,056,362     3,148,300 $160,657,602   2,825,108   $164,323,270
                           =========  ============  ============ ============   =========   ============

      Net asset value
      per participating
      unit                                  $52.88                     $51.03                     $58.17
                                         =========                   ========                  =========

     see notes to financial statements.

                                                UMB Bank, N.A.
                                    Pooled Income Fund for Employee Trusts
                                     Statements of Assets and Liabilities

                                                                        October 31

                                                               1994                       1995

                                                         Cost       Market         Cost        Market

      Assets
      Investments:
       United States Government and Agency
       Obligations                                   $27,431,607  $27,384,419  $23,088,048   $23,093,688
       Commercial Paper and Banker's Acceptance       30,560,098   30,560,098   36,648,284    36,648,284
       Short-Term Money Market Fund                    2,153,917    2,153,917    5,585,759     5,585,759
                                                     ___________  ___________  ___________   ___________
                                                     $60,145,622   60,098,434  $65,322,091    65,327,731
                                                     ===========               ===========

      Interest receivable                                             433,490                    411,057
                                                                  ___________                ___________
                                                                   60,531,924                 65,738,788



      Liabilities
      Audit fee payable                                                 4,056                      4,056
                                                                  ___________                ___________

      Participants' interest, equivalent to
       $44.69 per unit on 1,354,317 units
       outstanding in 1994,
       $47.41 per unit on 1,386,619 units
       outstanding in 1995                                        $60,527,868                $65,734,732
                                                                  ===========                ===========

     See notes to financial statements.

                                                UMB Bank, N.A.
                                      Pooled Income Fund for Employee Trusts
                                         Statements of Investments Held

                                                                         October 31,
                                                                  1994                       1995
                                            Value or       Cost        Market          Cost       Market
                                              Units*

      United States Government and
      Agency Obligations- 1994, 45.6%;
      1995, 35.3%

      Federal Agriculture Mortgage,
      Discount Notes, due 11/6/95          3,000,000   $    ---      $    ---     $ 2,975,863  $ 2,975,863
      Federal Farm Credit Banks,
      Discount Notes, due 12/5/94          1,950,000    1,929,896     1,929,896         ---          ---
      Federal Farm Credit Banks,
      Discount Notes, due 12/20/94         2,000,000    1,980,450     1,980,450         ---          ---
      Federal Farm Credit Banks, 3.83%,
      due 3/1/95                           3,000,000    2,990,157     2,981,250         ---          ---
      Federal Farm Credit Banks,
      Discount Notes, due 12/1/95          3,000,000        ---           ---       2,966,542    2,966,542
      Federal Home Loan Banks, Discount
      Notes, due 12/8/94                   2,000,000    1,959,417     1,959,417         ---          ---
      Federal Home Loan Banks, Discount
      Notes, due 1/6/95                    3,000,000    2,959,235     2,959,235         ---          ---
      Federal Home Loan Banks, Discount
      Noes, due 1/12/95                    1,000,000      975,921       975,921         ---          ---
      Federal Home Loan Banks, Discount
      Notes, due 2/22/95                   2,000,000    1,949,166     1,949,166         ---          ---
      Federal Home Loan Banks, Discount
      Notes, due 11/9/95                   1,000,000        ---           ---         996,409      996,409
      Federal Home Loan Banks, Discount
      Notes, due 11/22/95                    865,000        ---           ---         852,890      852,890
      Federal Home Loan Banks, Discount
      Notes, due 12/6/95                   1,000,000        ---           ---         991,320      991,320
      Federal Home Loan Banks, 6%, due
      10/16/96                             3,000,000        ---           ---       3,000,000    3,005,640
      Federal Home Loan Mortgage Corp.,
      Discount Notes, due 1/26/95          2,000,000    1,972,374     1,972,374         ---          ---
      Federal Home Loan Mortgage Corp.,
      Discount Notes, due 11/27/95         2,000,000       ---           ---        1,975,200    1,975,200
      Federal Home Loan Mortgage Corp.,
      Discount Notes, due 12/4/95          3,000,000       ---           ---        2,953,456    2,953,456
      Federal National Mortgage
      Association, Discount Notes, due
      11/29/94                             2,000,000    1,950,389     1,950,389         ---          ---
      Federal National Mortgage
      Association, Discount Notes, due
      12/16/94                             2,000,000    1,953,489     1,953,489         ---          ---
      Federal National Mortgage
      Association, Discount Notes, due
      11/29/95                             3,600,000       ---           ---        3,553,935    3,553,935
      United States Treasury Bills, due
      2/9/95                               2,000,000    1,926,231     1,926,231         ---          ---
      United States Treasury Bills, due
      6/29/95                              1,000,000      948,423       948,423         ---          ---
      United States Treasury Bills, due
      7/27/95                              1,000,000      948,178       948,178         ---          ---
      United States Treasury Bills, due
      4/4/96                               3,000,000       ---           ---        2,822,433    2,822,433
      United States Treasury Notes,
      3.875%, due 2/28/95                  1,000,000      997,656       995,000         ---          ---
      United States Treasury Notes,
      3.875%, due 10/31/95                 2,000,000    1,990,625     1,955,000         ---          ---
                                                      ___________   ___________   ___________  ___________

      Total United States Government
      and Agency Obligations                          $27,431,607   $27,384,419   $23,088,048  $23,093,688
                                                      ===========   ===========   ===========  ===========


      Commercial Paper and Banker's
       Acceptances - 1994, 50.8%; 1995,
       56.1%:

      Abbott Laboratories, Discount CP,
      due 11/10/95                         3,000,000       ---           ---        2,985,301    2,985,301
      AT&T Capital Corp., Discount CP,
      due 11/7/94                          3,000,000    2,975,458     2,975,458        ---          ---
      American Express Co., Discount
      CP, due 11/21/95                     2,000,000       ---           ---        1,991,117    1,991,117
      American Telephone & Telegraph,
      Discount CP, due 2/14/95             2,000,000    1,951,000     1,951,000        ---          ---
      Anheuser-Busch, Discount CP, due
      11/16/95                             3,000,000       ---           ---        2,982,960    2,982,960
      Chevron Oil Finance Co., Discount
      CP, due 11/21/94                     1,950,000    1,933,846     1,933,846        ---          ---
      Chevron Oil Finance Co., Discount
      CP, due 12/6/95                      3,000,000       ---           ---        2,979,100    2,979,100
      DuPont, (E.I.) De Nemours & Co.,
      Inc., Discount CP, due 11/17/94      3,000,000    2,982,710     2,982,710        ---          ---
      DuPont, (E.I.) De Nemours & Co.,
      Inc., Discount CP, due 11/21/95        500,000       ---           ---          497,234      497,234
      Exxon Credit Corp., Discount CP,
      due 11/1/94                          2,000,000    1,983,040     1,983,040        ---          ---
      Heinz, (H.J.) Co., Discount CP,
      due 11/23/94                         2,000,000    1,984,147     1,984,147        ---          ---
      Heinz, (H.J.) Co., Discount CP,
      due 11/1/95                          3,000,000       ---           ---        2,983,317    2,983,317
      Hewlett Packard Company, Discount
      CP, due 11/10/94                     1,950,000    1,926,844     1,926,844        ---          ---
      Hewlett Packard Company, Discount
      CP, due 11/7/95                      3,000,000       ---           ---        2,957,382    2,957,382
      Intel Corporation, Discount CP,
      due 12/30/94                         2,000,000    1,975,633     1,975,633        ---          ---
      Kentucky Energy, Discount CP, due
      11/27/95                             1,000,000       ---           ---          995,040      995,040
      Laclede Gas, Discount CP, due
      11/22/95                               300,000       ---           ---          298,281      298,281
      Minnesota Mining & Manufacturing,
      Discount CP, due 11/7/95             2,000,000       ---           ---        1,971,588    1,971,588
      Motorola, Discount CP, due
      12/8/95                              1,000,000       ---           ---          993,215      993,215
      Penney (J.C.) Finance Corp.,
      Discount CP, due 11/8/94             3,000,000    2,985,975     2,985,975        ---          ---
      PepsiCo, Inc., Discount CP, due
      12/2/94                              2,000,000    1,988,581     1,988,581        ---          ---
      Progressive Capital Holdings,
      Inc., Discount CP, due 11/29/95      3,100,000       ---           ---        3,083,195    3,083,195
      Raytheon Co., Discount CP, due
      11/20/95                             3,000,000       ---           ---        2,981,410    2,981,410
      Southwestern Bell Capital
      Company, Discount CP, due
      12/22/94                             3,000,000    2,967,383     2,967,383        ---          ---
      Southwestern Bell Capital
      Company, Discount CP, due 11/8/95    2,000,000       ---           ---        1,987,017    1,987,017
      Texaco Inc., Discount CP, due
      11/9/95                              2,000,000       ---           ---        1,991,102    1,991,102
      Toys 'R' Us, Inc., Discount CP,
      due 11/15/95                         2,000,000       ---           ---        1,988,600    1,988,600
      US West Communications, Inc.,
      Discount CP, due 11/3/94             2,000,000    1,985,578     1,985,578        ---          ---
      Weyerhaueser Mortgage Co.,
      Discount CP, due 11/1/95             3,000,000       ---           ---        2,982,425    2,982,425
      Xerox Corporation, Discount CP,
      due 11/28/94                         2,950,000    2,919,903     2,919,903        ---          ---
                                                      ___________   ___________   ___________  ___________

      Total Commercial Paper and
      Banker's Acceptances                            $30,560,098   $30,560,098   $36,648,284  $36,648,284
                                                      ===========   ===========   ===========  ===========


      Short-Term Money Market Fund -
       1994, 3.6%; 1995, 8.6%:

       Short-Term Money Market Fund of
       UMB Bank, N.A.                       2,153,917   $2,153,917    $2,153,917        ---          ---
       Short-Term Money Market Fund of
       UMB Bank, N.A.                       5,585,759      ---            ---       $5,585,759   $5,585,759
                                                       __________   ___________    __________   __________
      Total Short-Term Money Market
      Fund                                             $2,153,917    $2,153,917    $5,585,759   $5,585,759
                                                       ==========    ==========    ==========   ==========

      Total Investments Held                          $60,145,622   $60,098,434   $65,322,091  $65,327,731
                                                      ===========   ===========   ===========  ===========


     *Face Value or Number of Units
     See notes to financial statements

                                                UMB Bank, N.A.
                                      Pooled Income Fund for Employee Trusts
                                            Statements of Operations

                                                                       Year ended October 31
                                                                1993            1994           1995

      Investment income
      Interest                                              $  2,343,721    $  2,409,792   $  3,834,915
      Audit expense                                                3,375           4,725          4,050
                                                            ____________    ____________   ____________
      Net investment income                                    2,340,346       2,405,067      3,830,865
      Realized and unrealized gain (loss) on investments
      Realized gain on investments sold, matured or
      redeemed:
      Proceeds                                               376,170,035     265,121,325    494,570,364
      Cost of investments                                    376,170,035     265,121,012    494,548,802
                                                           _____________    ____________   ____________
      Net realized gain on investments sold, matured or
      redeemed                                                    ---                313         21,562
                                                           _____________    ____________   ____________

      Unrealized gain (loss) on investments:
      Beginning of year                                           ---              4,846       (47,188)
      End of year                                                  4,846        (47,188)          5,640
                                                             ___________     ___________  _____________
      Net unrealized gain (loss) on investments                    4,846        (52,034)         52,828
                                                             ___________     ___________  _____________
      Net realized and unrealized gain (loss) on
      investments                                                  4,846        (51,721)         74,390
                                                             ___________     ___________  _____________
      Net increase in net assets resulting from
      operations                                            $  2,345,192    $  2,353,346   $  3,905,255
                                                            ============    ============   ============

      Total expense as a percent of net investment
      income                                                      00.14%          00.20%         00.11%
                                                              ==========      ==========   ============

      See notes to financial statements.

                                                UMB Bank, N.A.
                                    Pooled Income Fund for Employee Trusts
                                     Statements of Participants' Interest


                                                           Year ended October 31,
                                          1993                      1994                      1995
                                  Units         Amount       Units        Amount       Units        Amount

    Participants' interest    1,843,063    $76,628,864   1,524,863   $65,558,022   1,354,317   $60,527,868
    at beginning of year

    From investment
    activities
    Net investment income                    2,340,346                 2,405,067                 3,830,865
    Net realized gain on
    investments sold,
    matured or redeemed                         ---                          313                    21,562
    Net unrealized gain
    (loss) on investments                        4,846                  (52,034)                    52,828
                                           ___________              ____________               ___________
    Net increase from
    investment activities                    2,345,192                 2,353,346                 3,905,255
                                           ___________              ____________               ___________


    From participating unit
    transactions
    Issuance of units           658,028     27,816,115     679,203    29,640,782     861,189    39,394,576
    Redemption of units        (976,228)   (41,232,149)   (849,749)  (37,024,282)   (828,887)  (38,092,967)
                              _________    ___________   _________  ____________    ________    __________
    Net increase (decrease)
    from participating unit
    transactions              (318,200)   (13,416,034)    (170,546)   (7,383,500)     32,302     1,301,609
                              _________   ____________   _________   ___________   _________   ___________

    Participants' interest
    at end of year            1,524,863    $65,558,022   1,354,317   $60,527,868   1,386,619   $65,734,732
                              =========    ===========   =========   ===========   =========   ===========

     Net asset value per
      participating unit                        $42.99                    $44.69                    $47.41
                                             =========                  ========                  ========

   See notes to financial statements.

                                    UMB Bank, N.A.
                Fund for Pooling Equity Investments of Employee Trusts
                 Fund for Pooling Debt Investments of Employee Trusts
                        Pooled Income Fund for Employee Trusts

                            NOTES TO FINANCIAL STATEMENTS
                      For the Three Years Ended October 31, 1995

          1.   Summary of Significant Accounting Policies

          The accounting policies followed by the Bank, as Trustee, are in accordance with the respective Trust Plans and Declarations of the Funds dated December 5, 1955, (as amended on October 10,
          1963), and December 27, 1974, and in conformity with generally accepted accounting principles.

          (1)  Investment valuation:

               Investments are stated at market value. Investments are valued by the Trustee, utilizing prices quoted by security dealers or brokers, investment bankers or statistical services on the valuation date. Certain United States government and agency obligations and corporate securities are stated at cost. The amount of unaccredited discount for these securities, which approximates the difference between cost and market value, is reported in the statement of assets and liabilities as accrued interest. The market value of investments in participation units of other funds is based on quoted redemption values on the valuation date.

          (2)  Security transactions and investment income:

               Security transactions are accounted for on the trade date the securities are purchased or sold. Realized gains and losses from security transactions are recorded on an identified cost basis. Dividend income is recorded on the ex-dividend date. Interest income is recognized as earned.

          (3)  Investment income and net realized gains:

               Investment income and gains on sales of investments are retained by the Funds and invested.

          (4)  Income tax exemption:

               Applicable statutes exempt the Funds from U.S. federal and state income taxes.

          (5)  Participation units:

               There is no par or stated value for participation units. Trusts, for which the Bank is a fiduciary, may invest or withdraw based on monthly valuations as of the prior month.

          2.   Stock Split

          References to number of units and per unit amounts herein have been restated to give retroactive effect to five-for-one and two-for-one stock splits which occurred on May 11, 1994 for the Fund for Pooling Equity Investments of Employee Trusts and Fund for Pooling Debt Investments of Employee Trusts, respectively, which were approved by unitholders of these Funds.

          3.   Subsequent Event

          The Executive Committee of the Board of Directors of UMB Bank, N.A. approved the merger, effective November 1, 1995, of certain collective fund assets for retirement plans of the Bank of Overland Park and Commercial National Bank into the Funds as a result of the acquisition of such banks of UMB Financial Corporation.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 13.  Other Expenses of Issuance and Distribution.

               The expenses in connection with the issuance and distribution of the securities being registered are set forth below (all amounts are estimated except the registration fee).

                Registration fees . . . . . . . . . . .   $ 5,112
                Printing costs  . . . . . . . . . . . .   $ 4,000
                Legal fees and Expenses . . . . . . . .   $ 5,000
                Accountants' fees and expenses  . . . .   $ 5,000
                Other . . . . . . . . . . . . . . . . .   $   500
                                                          _______
                                                   Total  $19,612
                                                          ========
          ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Each of the Funds provide that the Trustee's liability for losses incurred upon investments of the Fund shall exist only to the extent provided for under the terms of the various respective participating trusts and shall be neither increased nor decreased by reason of any of the provisions of the Funds' declaration of trust.

               Under the terms of the UMB Bank, n.a. Defined Contribution Plan and Trust Basic Plan Document, the Trustee may defend any legal proceeding against a plan. However, the trustee is not obligated to take any action that would subject to expense or liability unless the Trustee is first indemnified to its sole satisfaction.

               The Articles of Association of UMB Bank, n.a. ("UMB")provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or any firm, corporation, or organization which he served in any capacity at the request of the Association; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence or willful misconduct or criminal acts in the performance of his duties to the Association; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same actin, suit, or proceeding, constituting a majority of the whole number of the directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

               UMB Bancshares Financial Corporation ("UMBFC"), the parent of UMB, maintains a policy of insurance under which the insurer will, subject to certain conditions, defend the directors and officers, against and indemnify them for any liability incurred in their capacity as such. Section 351.355(1) and (2) of the General and Business Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable of negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought upon application determines that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a stockholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly
          fraudulent,   deliberately  dishonest   or  willful   misconduct.
          Article IX, Section 4 of the Bylaws of UMBFC provides that registrant may extend to its directors and certain of its officers and employees the indemnification specified in subsections (1) and (2).

               Section 410 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), provides that any provision of an agreement or instrument that purports to relieve a fiduciary, such as the trustee of the Funds, from its obligations as a fiduciary is void as against public policy except in limited instances. A fiduciary may not be liable for the losses caused by a co-fiduciary's failure to perform certain duties when such duties had been allocated to the co-fiduciary, nor is a fiduciary also not liable for the acts or omission of an investment manager that had been appointed to manage assets of the plan.

               The Department of Labor (the "DOL") has adopted a regulation 2509.75-4 interpreting Section 410 of ERISA. Under that regulation, the DOL permits indemnification agreements which do not relieve a fiduciary of its obligations under ERISA but merely permit another party to satisfy any liability incurred by the fiduciary in the same manner as insurance purchased by an employer or employee organization.

               Notwithstanding the limitations on an agreement or instrument to limit the obligations of a fiduciary, a plan, under certain circumstances, a fiduciary and an employer or employee organization may purchase insurance to cover the potential liability of the fiduciary.

          ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

               Not Applicable.

          ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

               (a) The Exhibit numbers correspond to the numbers in the Exhibit Table Item 601(a) of Regulation S-K. All items incorporated by reference herein are incorporated pursuant to Rule 411 under the Securities Act.

                    (1)  Underwriting Agreement

                         Not Applicable

                    (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

                         Not Applicable

                    (3)  Articles of Incorporation and Bylaws

                         Not Applicable

                    (4)  Instruments  Defining   the  Rights   of  Security
                         Holders, Including Indentures

                         (4.1) UMB Bank, n.a. Master Plan and Trust for Self-Employed Individuals, as amended January 1, 1991, is attached as Exhibit
                                   4.1 to post effective amendment no. 5 to the Registrant's registration statement on Form S-1 (Commission file no. 33-27170) and is incorporated herein by reference as Exhibit 4.1.

                         (4.2) Fund for Pooling Equity Investments of Employee Trusts - Plan and Declaration, as amended October 31, 1995, is attached as Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended October 31, 1995 (Commission file no. 2-58109) and is incorporated herein by reference as Exhibit 4.2.

                         (4.3) Fund for Pooling Debt Investment of Employee Trusts - Plan and Declaration, as amended October 31, 1995, is attached as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended October 31, 1995 (Commission file no. 2-58109) and is incorporated herein by reference as Exhibit 4.3.

                         (4.4) Pooled Income Fund for Employee Trusts Plan and Declaration of Trust, as amended dated October 31, 1995, is
                                   attached   as   Exhibit   4.4   to   the
                                   Registrant's Annual Report  on Form 10-K
                                   for  the  year  ended  October 31,  1995
                                   (Commission  file  no. 2-58109)  and  is
                                   incorporated  herein  by   reference  as
                                   Exhibit 4.4.

                         (4.5) UMB Bank, n.a. Defined Contribution Plan and Trust Adoption Agreement Creating a Profit Sharing Plan and Trust (Nonstandardized Form), as revised March 1990, Internal Revenue Service Serial Number D345327a is attached as Exhibit
                                   4.5 to post effective amendment no. 5 to the Registrant's registration statement on Form S-1 (Commission file no. 33-27170) and is incorporated herein by reference as Exhibit 4.5.

                         (4.6) UMB Bank, n.a. Defined Contribution Plan and Trust Adoption Agreement Creating a Profit Sharing Plan and Trust (Standardized Form), as revised March 1990, Internal Revenue Service Serial Number D245328a is attached as Exhibit
                                   4.6 to post effective amendment no. 5 to the Registrant's registration statement on Form S-1 (Commission file no. 33-27170) and is incorporated herein by reference as Exhibit 4.6.

                         (4.7) UMB Bank, n.a. Defined Contribution Plan and Trust Adoption Agreement Creating a Money Purchase Pension Plan and Trust (Nonstandardized Form), as revised March 1990, Internal Revenue Service Serial Number D345329a is attached as Exhibit
                                   4.7 to post effective amendment no. 5 to the Registrant's registration statement on Form S-1 (Commission file no. 33-27170) and is incorporated herein by reference as Exhibit 4.7.

                         (4.8) UMB Bank, n.a. Defined Contribution Plan and Trust Adoption Agreement Creating a Money Purchase Pension Plan and Trust (Standardized Form), as revised January 1991, Internal Revenue Service Serial Number D245330a is attached as Exhibit
                                   4.8 to post effective amendment no. 5 to the Registrant's registration statement on Form S-1 (Commission file no. 33-27170) and is incorporated herein by reference as Exhibit 4.8.

                         (4.9) UMB Bank, n.a. Defined Contribution Plan and Trust Adoption Agreement Creating a Profit Sharing Plan and Trust (Standardized Form - Basic), as revised March 1990, Internal Revenue Service Serial Number D245331a is attached as
                                   Exhibit 4.9 to post effective amendment no. 5 to the Registrant's registration statement on Form S-1 (Commission file no. 33-27170) and is incorporated herein by reference as Exhibit 4.9.

                         (4.10) UMB Bank, n.a. Defined Contribution Plan and Trust Adoption Agreement Creating a Money Purchase Pension Plan and Trust (Standardized Form), as revised March 1990, Internal Revenue Service Serial Number D245332a is attached as Exhibit
                                   4.10 to  post effective amendment  no. 5
                                   to    the    Registrant's   registration
                                   statement on Form S-1 (Commission file no. 33-27170) and is incorporated herein by reference as Exhibit 4.10.

                    (5)  Opinion re Legality

                         The opinion and consent of Watson & Marshall L.C. dated February 15, 1996 is attached hereto as
                         Exhibit 5.

                    (6)  Opinion re Discount on Capital Shares

                         Not Applicable

                    (7)  Opinion re Liquidation Preference

                         Not Applicable

                    (8)  Opinion re Tax Matters

                         Not Applicable

                    (9)  Voting Trust Agreement

                         Not Applicable

                    (10) Material Contracts

                         Not Applicable

                    (11) Statement re Computation of Per Share Earnings

                         Not Applicable

                    (12) Statement re Computation of Ratios

                         Not Applicable

                    (14) Material Foreign Patents

                         Not Applicable

                    (15) Letter re Unaudited Interim Financial Information

                         Not Applicable

                    (16) Letter re Change in Certifying Accountant

                         Not Applicable

                    (21) Subsidiaries of the Registrant

                         Not Applicable

                    (23) Consents of Experts and Counsel

                         The Consent of Ernst & Young LLP, independent auditors dated February 15, 1996 is attached hereto as Exhibit 23.

                         The Consent of Watson & Marshall L.C. dated February 15, 1996, is included in Exhibit 5 attached hereto.

                    (24) Power of Attorney

                         Not Applicable

                    (25) Statement re Eligibility of Trustee

                         Not Applicable

                    (26) Invitation for Competitive Bids

                         Not Applicable

                    (27) Financial Data Schedule

                         Not Applicable

                    (28) Information  from   Reports  Furnished   to  State
                         Insurance Regulatory Authorities

                         Not Applicable

                    (99) Additional Exhibits

                         Not Applicable

               (b)  Financial Statement Schedules

                    The following financial statements and schedules are all of the financial statements and schedules filed as part of this Registration Statement. Each is contained in Part II of the Prospectus included as part of this Registration Statement. The report of independent auditors dated December 8, 1995 and the notes to financial statements for the three years ended October 31, 1995 are also included therewith.

                    Fund for Pooling Equity Investments of Employee Trusts:

                         Statements of Assets and Liabilities, October 31, 1995 and 1994
                         Statements of Investments  Held, October 31,  1995
                         and 1994
                         Statements of Operations, three years ended October 31, 1995
                         Statements of Participants' Interest, three years ended October 31, 1995

                    Fund for Pooling Debt Investments for Employee Trusts:

                         Statements of Assets and Liabilities, October 31, 1995 and 1994
                         Statements of  Investments Held, October  31, 1995
                         and 1994
                         Statements of Operations, three years ended October 31, 1995
                         Statements of Participants' Interest, three years ended October 31, 1995

                    Pooled Income Fund for Employee Trusts:

                         Statements of Assets and Liabilities, October 31, 1995 and 1994
                         Statements of  Investments Held, October  31, 1995
                         and 1994
                         Statements of Operations, three years ended October 31, 1995
                         Statements of Participants' Interest, three years ended October 31, 1995

          ITEM 17.   UNDERTAKINGS.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in  the prospectus any facts  or events
               arising  after  the  effective  date   of  the  registration
               statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commissions such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                    (Remainder of page intentionally left blank.)

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

               Dated this 15th day of February, 1996.


                                        UMB Bank, n.a., as Trustee
                                        for the Collective Investment Funds

                                        By /s/David D. Miller
                                              Executive Vice President
                                              and Corporate Secretary

                                  INDEX TO EXHIBITS

                                                               Sequentially
                                                                  Numbered
          Exhibit                                                  Page

          5.   Opinion and Consent of Watson & Marshall L.C. dated February
               15, 1996

          23. Consent of Ernst & Young LLP, independent auditors dated February 15, 1996